                                 EXHIBIT 10.1


                                   AGREEMENT

                                    between

                             FISERV SOLUTIONS, INC.
                               Pittsburgh Center
                          912 Fort Duquesne Boulevard
                              Pittsburgh, PA 15222

                                      and
                            United Bankshares, Inc.
                              500 Virginia Street
                             Charleston, WV 25392

                            Date: October 1, 2000


                                    FISERV

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AGREEMENT dated as of October 1, 2000 ("Agreement") between Fiserv Solutions,
Inc., a Wisconsin corporation d/b/a Fiserv, at its Pittsburgh Center with an address of 912 Fort Duquesne Boulevard, Pittsburgh, PA 15222 ("Fiserv"), and United Bankshares, Inc. its principal address of 500 Virginia Street, Charleston, WV 25392 ("Client").

================================================================================

Fiserv and Client hereby agree as follows:

1. Term.  The term of this Agreement shall be 5 years and, unless written notice
   ----
   of non-renewal is provided by either party at least 365 days prior to expiration of the term or any renewal term, this Agreement shall automatically renew for a term of one year. This Agreement shall commence on the date first written above.

2. Services.
   --------

   (a)  Services Generally. Fiserv, itself and through its affiliates, agrees to
        ------------------
        provide Client, and Client agrees to obtain from Fiserv the services ("Services") and products ("Products") (collectively "Fiserv Services") described in the attached Exhibits and that are marked with an "X" below:


            X       Exhibit A - Account Processing Services
        ---------

        ---------   Exhibit B - Item Processing Services

        ---------   Exhibit C - EFT Services

        ---------   Exhibit D - Mortgage Processing Services

            X       Exhibit E - Equipment
        ---------
            X       Exhibit F - Software Products
        ---------

        ---------   Exhibit G - Custom Development Project Estimates

            X       Exhibit H - Remote Banking Services
        ---------
            X       Exhibit I - Additional Services
        ---------

        The Exhibits set forth specific terms and conditions applicable to the Services and/or Products, and where applicable, the Fiserv affiliate performing the Services and/or Products. Only Exhibits marked with an "X" shall be provided with this Agreement. Client may select additional listed Fiserv Services not marked with an "X" above by executing with Fiserv an additional appropriate Exhibit. Client may also select additional services ("Additional Services") and products ("Additional Products") (collectively "Additional Fiserv Services") not listed above from time to time by completing with Fiserv an Exhibit I-n to this Agreement.

   (b)  Training Services. Fiserv shall provide training, training aids, user
        -----------------
        manuals, and other documentation for Client's use as Fiserv finds necessary to enable Client personnel to become familiar with the Fiserv Services. If requested by Client, classroom training in the use and operation of the Fiserv Services will be provided at a training facility designated by Fiserv. Fees for training shall be quoted by Fiserv. All such training aids and manuals remain the property of Fiserv. Fiserv will waive the training registration fee for the first three (3) individuals attending regularly scheduled application training classes held at Fiserv Pittsburgh Center.

   (c)  Network Support Services. At Client's request, Fiserv shall provide
        ------------------------
        Network Support Services ("Network Support Services") consisting of design, installation coordination, continuous proactive communication line monitoring and diagnostic systems, and support personnel to discover, diagnose, repair, or report line problems to the appropriate telephone company.

3. Communication Lines, Computer Terminals, and Related Equipment.
   --------------------------------------------------------------

   (a)  Communications Lines and Related Equipment.  Fiserv shall order, on
        ------------------------------------------
        Client's behalf, the installation of appropriate data communication lines and communications equipment at Fiserv's data center to facilitate Client's access to the Fiserv Services. Client understands and agrees to pay such charges relating to the installation and use of data communications lines and communications equipment. Except to the extent Fiserv shall provide Network Support

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        Services to Client, Fiserv shall not be responsible for the reliability or continued availability of the telephone lines and/or communications equipment used to access the Fiserv Services.

   (b)  Computer Terminals and Related Equipment.  Client shall obtain for its
        ----------------------------------------
        locations sufficient computer terminals and other equipment, approved by Fiserv and compatible with the Fiserv Services, to transmit and receive data between Client's locations and Fiserv's data center. Fiserv and Client may mutually agree to change the type of computer terminal and equipment used by Client. Fiserv agrees to support Client's current Unisys A Series equipment through the initial tem of the Agreement.

4. Fees for Fiserv Services.
   ------------------------

   (a)  General.  Client agrees to pay Fiserv the fees for the Fiserv Services
        -------
        specified in the Exhibits. Except if limited in the Exhibits, such fees may be increased from time to time. Upon prior notification to Client, Fiserv may increase its fixed fees in excess of amounts listed in the Exhibits in the event that Fiserv implements major system enhancements to comply with changes in law, or government regulation. A Major system enhancement is defined as any required change that would increase the Fixed Monthly Fee for all Custom Outsourcing Clients by twenty (20) percent. Processing fees shall be those host processing based fees for Services specifically excluding, but not limited to, out-of-pocket, pass-through, software licensing and equipment sale fees. Unless expressly provided to the contrary in this Agreement, any fees herein do not include out-of-pocket expenses for any service or product requested by and provided to the Client.

   (b)  Additional Charges.  Fees for pass-through expenses, such as telephone,
        ------------------
        microfiche, courier, and other similar charges incurred by Fiserv on Client's behalf shall be billed to Client at cost plus the applicable Fiserv service fee. Such pass-through expenses may be changed from time to time upon notification of a fee change from a vendor/provider.

   (c)  Taxes. Fiserv shall add to each invoice, and Client shall pay, any
        -----
        sales, use, excise, value added, and other taxes and duties however designated that are levied by any taxing authority relating to the Fiserv Services. In no event shall Client be responsible for taxes based upon the net income of Fiserv.

   (d)  Exclusions. The charges and fees set forth in the Exhibits do not
        ----------
        include, and Client shall be responsible for, furnishing transportation or transmission of information between the Fiserv data center, Client's site or sites, and any applicable clearing house, regulatory agency, or Federal Reserve Bank.

   (e)  Network Support Services. Network Support Services shall be rendered
        ------------------------
        from Fiserv premises. Off-premise support will be provided upon Client's request on an as available basis at the then-current Fiserv time and materials rates, plus reasonable travel and living expenses.

   (f)  Payment Terms. Fees for Fiserv Services are due and payable via ACH
        -------------
        draft. The invoice shall be mailed by the 10/th/ day of each month to be received by Client no later than the 15/th/ day of each month and will contain:

        (i) all fixed fees for the current month applicable to each Service and/or Product;

        (ii)  all other fees calculable up to the date of invoice; and

        (iii) sales or other taxes thereon.

        On the last business day prior to the end of each month, Fiserv shall initiate a draft from a demand deposit account designated by Client in the total amount due on all Fiserv invoices to Client produced that month. Client shall have 60 days from the date of invoice to notify Fiserv of a disputed amount, and Fiserv shall have 30 days from receipt of such notification to provide a response. However, Client shall have one year from the date of invoice to notify Fiserv of disputed amounts that exceed $5,000 and Fiserv shall have 30 days from receipt of such notice to provide a response. Additionally, Client shall have 7 days from the date of invoice to notify Fiserv of disputed amounts exceeding $25,000 and Fiserv shall have 7 days from receipt of such notification to provide a response. In the event that the parties ultimately agree that a credit is due to Client, such credit shall also include payment of interest to Client, at the then current prime interest rate, for the period between the date of the credit and the date the amount was originally debited.

5. Procedures for Use of Services.
   ------------------------------

   (a)  Procedures.  Client agrees to comply with any regulatory requirements
        ----------
        applicable to Client and with reasonable operating and access procedures for use of the Services established by Fiserv and furnished from time to time to Client.

   (b)  Changes. Fiserv continually reviews and modifies the Fiserv systems used
        -------
        in the delivery of the Services ("Fiserv System") to improve service and to assist the Client with its compliance with government regulations, if any, applicable to

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     the data and information utilized in providing Services. Fiserv reserves the right to make changes in the Services, including but not limited to operating procedures, type of equipment or software resident at, and the location of Fiserv's service center(s). Fiserv will notify Client of any material change that affects Client's normal operating procedures, reporting, or service costs prior to implementation of such change. In the event Fiserv offers a replacement for the Custom Outsourcing Solution core services during the term of this Agreement, Fiserv agrees that it will not force Client to convert to such replacement service.

6. Client Obligations.
   ------------------

   (a)  Input. Client shall be solely responsible for the input, transmission,
        -----
        or delivery to and from Fiserv of all information and data required by Fiserv to perform the Services unless Client has retained Fiserv to handle such responsibilities. The data shall be provided in a format and manner approved by Fiserv. Client will provide at its own expense or procure from Fiserv all equipment, computer software, communication lines, and interface devices required to access the Fiserv System. If Client has elected to provide such items itself, Fiserv reserves the right to charge Client its standard fee for certification of such items resulting from such election if they are not already certified as compatible with the Fiserv System.

   (b)  Client Personnel. Client shall designate appropriate Client personnel
        ----------------
        for training in the use of the Fiserv System, shall supply Fiserv with reasonable access to Client's site during normal business hours for Conversion Services and shall cooperate with Fiserv personnel in their performance of Services, including Conversion Services.

   (c)  Use of Fiserv System.  Client shall (i) comply with any operating
        --------------------
        instructions on the use of the Fiserv System provided by Fiserv, (ii) review all reports furnished by Fiserv for accuracy, and (iii) work with Fiserv to reconcile any out of balance conditions. Client shall determine and be responsible for the authenticity and accuracy of all information and data submitted to Fiserv.

   (d)  Forms, Supplies, Etc.  Client shall furnish, or, if Fiserv agrees to so
        ---------------------
        furnish, reimburse Fiserv for, any special forms or supplies applicable to the provision of Services.

   (e)  Upon Termination or Expiration of Agreement.  In the event that Client
        --------------------------------------------
        requests Fiserv to retain Client files upon expiration or termination of this Agreement, Client shall be responsible to pay 50% of the Fixed Monthly Fee due under this Agreement for a minimum of two months from the expiration date. This provision shall survive the termination or expiration of this Agreement for any reason.

7. Ownership and Confidentiality.
   -----------------------------

   (a)  Definition.
        ----------

        (i)   Client Information.  "Client Information" means:  (A) confidential
              ------------------
              plans, customer lists, information, and other proprietary material of Client that is marked with a restrictive legend, or if not so marked with such legend or is disclosed orally, is identified as confidential at the time of disclosure (and written confirmation thereof is promptly provided to Fiserv); and (B) any information and data concerning the business and financial records of Client's customers prepared by or for Fiserv, or used in any way by Fiserv in connection with the provision of Fiserv Services (whether or not any such information is marked with a restrictive legend).

        (ii)  Fiserv Information. "Fiserv Information" means:  (A) confidential
              ------------------
              plans, information, research, development, trade secrets, business affairs (including that of any Fiserv client, supplier, or affiliate), and other proprietary material of Fiserv that is marked with a restrictive legend, or if not so marked with such legend or is disclosed orally, is identified as confidential at the time of disclosure (and written confirmation thereof is promptly provided to Client); and (B) Fiserv's proprietary computer programs, including custom software modifications, software documentation and training aids, and all data, code, techniques, algorithms, methods, logic, architecture, and designs embodied or incorporated therein (whether or not any such information is marked with a restrictive legend).

        (iii) Information.  "Information" means Client Information and Fiserv
              -----------
              Information. No obligation of confidentiality applies to any Information that the receiving party ("Recipient") (A) already possesses without obligation of confidentiality; (B) develops independently; or (C) rightfully receives without obligation of confidentiality from a third party. No obligation of confidentiality applies to any Information that is, or becomes, publicly available without breach of this Agreement.

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   (b)  Obligations. Recipient agrees to hold as confidential all Information it
        -----------
        receives from the disclosing party ("Discloser"). All Information shall remain the property of Discloser or its suppliers and licensors. Information will be returned to Discloser at the termination or expiration of this Agreement. Recipient will use the same care and discretion to avoid disclosure of Information as it uses with its own similar information that it does not wish disclosed, but in no event less than a reasonable standard of care. Recipient may use Information for any purpose that does not violate such obligation of confidentiality. Recipient may disclose Information to (i) employees and employees of affiliates who have a need to know; and (ii) any other party with Discloser's written consent. Before disclosure to any of the above parties, Recipient will have a written agreement with such party sufficient to require that party to treat Information in accordance with this Agreement. Recipient may disclose Information to the extent required by law. However, Recipient agrees to give Discloser prompt notice so that it may seek a protective order. Not withstanding anything to the contrary in this Section 7 (b), Client may share output files, formats, and layouts for which it paid Fiserv to develop through the Custom Development Process with other Third Parties without the prior written consent of Fiserv. The provisions of this sub-section survive any termination or expiration of this Agreement.

   (c)  Residuals.  Nothing contained in this Agreement shall restrict Recipient
        ---------
        from the use of any ideas, concepts, know-how, or techniques contained in Information that are related to Recipient's business activities ("Residuals"), provided that in so doing, Recipient does not breach its obligations under this Section. However, this does not give Recipient the right to disclose the Residuals except as set forth elsewhere in this Agreement.

   (d)  Fiserv System.  The Fiserv System contains information and computer
        -------------
        software that is proprietary and confidential information of Fiserv, its suppliers, and licensors. Client agrees not to attempt to circumvent the devices employed by Fiserv to prevent unauthorized access to the Fiserv System, including, but not limited to, alterations, decompiling, disassembling, modifications, and reverse engineering thereof.

   (e)  Confidentiality of this Agreement.  Fiserv and Client agree to keep
        ---------------------------------
        confidential the prices, terms and conditions of this Agreement, without disclosure to third parties.

8. Regulatory Agencies, Regulations and Legal Requirements.
   -------------------------------------------------------

   (a)  Client Files.  The records maintained and produced for Client in the
        ------------
        performance of this Agreement ("Client Files") may be subject to examination by such Federal, State, or other governmental regulatory agencies as may have jurisdiction over the Client's business to the same extent as such records would be subject if they were maintained by Client on its own premises. Client agrees that Fiserv is authorized to give all reports, summaries, or information contained in or derived from the data in the possession of Fiserv relating to Client when formally requested to do so by an authorized regulatory or government agency. Fiserv will notify Client in such an instance unless prohibited by court order or other governing body.

   (b)  Fiserv Compliance with Regulatory Requirements. Fiserv shall maintain
        ----------------------------------------------
        the Fiserv Services and make all necessary changes to the Fiserv System and Fiserv Services to comply with all applicable federal, state, and local regulations that relate to the Fiserv Services (the "Applicable Laws"). Client agrees to notify Fiserv of changes in the Applicable Laws of which Client is aware. Fiserv shall not charge Client for any work necessary to comply with any federal Applicable Law, but may charge Client the pro rata portion of any costs to comply with state or local Applicable Laws divided among any other Fiserv clients requesting such work. Fiserv may request Client assistance regarding state and local Applicable Law interpretation and associated Fiserv Systems and Services change design and/or testing from time to time. Such assistance shall be provided by Client without charge to Fiserv.

   (c)  Client Compliance with Regulatory Requirements.  Client agrees to comply
        ----------------------------------------------
        with applicable regulatory and legal requirements including without limitation:

        (i) submitting a copy of this Agreement to the appropriate regulatory agencies prior to the date Services commence;

        (ii) providing adequate notice to the appropriate regulatory agencies of the termination of this Agreement or any material changes in Services;

        (iii) retaining records of its accounts as required by regulatory authorities;

        (iv) obtaining and maintaining, at its own expense, any Fidelity Bond required by any regulatory or governmental agency; and

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        (v)   maintaining, at its own expense, such casualty and business interruption insurance coverage for loss of records from fire, disaster, or other causes, and taking such precautions regarding the same, as may be required by regulatory authorities.

9. Warranties.
   ----------

   (a)  Fiserv Warranties.  Fiserv represents and warrants that:
        -----------------

        (i) (A) Fiserv will perform Client's work accurately provided that Client supplies accurate data and follows the procedures described in all Fiserv documentation, notices, and advices; and (B) Fiserv personnel will exercise due care in the provision of Services. In the event of a processing or computational error caused by any Fiserv personnel, systems, or equipment, Fiserv shall correct the error and/or reprocess the affected report at no additional cost to Client and Client's exclusive remedy for such error shall be recomputation of affected accounts or items. Client agrees to supply Fiserv with a written request for correction of the error within 7 days after Client's receipt of the work containing the error. Work reprocessed due to errors in data supplied by Client, on Client's behalf by a third party, or by Client's failure to follow procedures set forth by Fiserv shall be billed to Client at the then current Fiserv time and material rates.

        (ii) It owns or has a license to furnish all equipment or software comprising the Fiserv System. Fiserv shall indemnify Client and hold it harmless against any claim or action that alleges that the use of the Fiserv System infringes a United States patent, copyright, or other proprietary right of a third party. Client agrees to notify Fiserv promptly of any such claim and grants to Fiserv the sole right to control the defense and disposition of all such claims. Client shall provide Fiserv with reasonable cooperation and assistance in the defense of any such claim.

        THE WARRANTIES STATED ABOVE ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY FISERV. FISERV DOES NOT MAKE, AND CLIENT HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTIES ARE IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF FISERV FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE, OR PERFORMANCE OF FISERV SERVICES.

   (b)  Client Warranties. Client represents and warrants that: (A) no
        -----------------
        contractual obligations exist that would prevent Client from entering into this Agreement; (B) it has compiled with all applicable regulatory requirements; and (C) it has requisite authority to execute, deliver, and perform this Agreement. Client shall indemnify and hold harmless Fiserv, its officers, directors, employees, and affiliates against any claims or actions arising out of (1) the use by Client of the Fiserv System in a manner other than that provided in this Agreement or in the operating instructions supplied by Fiserv to Client and (2) any and all claims by third parties through Client arising out of the performance and non-performance of services by Fiserv, provided that the indemnity
                                                   --------
        listed in clause (2) hereof shall not preclude Client's recovery of direct damages pursuant to the terms and subject to the limitations of this Agreement.

10. Limitation of Liability.
    -----------------------

    (a)  General. IN NO EVENT SHALL FISERV BE LIABLE FOR LOSS OF GOODWILL, OR
         -------
         FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING FROM CLIENT'S USE OF FISERV'S SERVICES, OR FISERV'S SUPPLY OF EQUIPMENT OR SOFTWARE, REGARDLESS OF WHETHER SUCH CLAIM ARISES IN TORT OR IN CONTRACT. CLIENT MAY NOT ASSERT ANY CLAIM AGAINST FISERV MORE THAN 2 YEARS AFTER SUCH CLAIM ACCRUED. FISERV'S AGGREGATE LIABILITY FOR ANY AND ALL CAUSES OF ACTION RELATING TO SERVICES SHALL BE LIMITED TO THE PROCESSING FEES PAID BY CLIENT TO FISERV FOR THE SERVICES RESULTING IN SUCH LIABILITY IN THE 2 MONTH PERIOD PRECEDING THE DATE THE CLAIM ACCRUED. FISERV'S AGGREGATE LIABILITY FOR A DEFAULT RELATING TO EQUIPMENT OR SOFTWARE SHALL BE LIMITED TO THE AMOUNT PAID FOR THE EQUIPMENT OR SOFTWARE.

    (b)  Lost Records. If Client's records or other data submitted for
         ------------
         processing are lost or damaged as a result of any failure by Fiserv, its employees, or agents to exercise reasonable care to prevent such loss or damage, Fiserv's liability on account of such loss or damages shall not exceed the reasonable cost of reproducing such records or data from exact duplicates thereof in Client's possession or available to Client.

11. Disaster Recovery.
    -----------------

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    (a)  General. Fiserv maintains a disaster recovery service plan ("Disaster
         -------
         Recovery Plan") for each Service provided by Fiserv as outlined in the Disaster Recovery Plan approved through the Client Advisory Board. A "Disaster" shall mean any unplanned interruption of the operations of or inaccessibility to the Fiserv data center in which Fiserv, using reasonable judgment, requires relocation of processing to a primary recovery location. Fiserv shall notify Client as soon as possible after it deems a service outage to be a Disaster. Fiserv shall move the processing of Client's standard on-line services to a primary recovery location as expeditiously as possible and shall coordinate the cut-over to back-up telecommunication facilities with the appropriate carriers. Client shall maintain adequate records of all transactions during the period of service interruption and shall have personnel available to assist Fiserv in implementing the switchover to the primary recovery location. During a Disaster, optional or on-request services shall be provided by Fiserv only to the extent adequate capacity exists at the primary recovery location and only after stabilizing the provision of base on-line services. In the event of a disaster, Fiserv shall not increase its charges under this Agreement or charge Client any additional fees.

    (b)  Data Communications. Fiserv shall work with Client to establish a plan
         -------------------
         for alternative data communications in the event of a Disaster. Client shall be responsible for the costs of these communications.

    (c)  Disaster Recovery Test.  Fiserv shall test its Disaster Recovery Plan
         ----------------------
         annually. Client agrees to participate in and assist Fiserv with such test, if requested by Fiserv. Test results will be made available to Client's management, regulators, internal and external auditors, and Client's insurance underwriters, upon request.

    (d)  Client Plans. Fiserv agrees to release the information necessary to
         ------------
         allow Client to develop a disaster contingency plan that operates in concert with the Disaster Recovery Plan.

    (e)  No Warranty. Client understands and agrees that the Disaster Recovery
         -----------
         Plan is designed to minimize, but not eliminate, risks associated with a Disaster affecting the Fiserv data center supplying the Services. Fiserv does not warrant that service will be uninterrupted or error free in the event of a Disaster; no performance standards shall be applicable for the duration of a Disaster. Client maintains responsibility for adopting a disaster recovery plan relating to disasters affecting Client's facilities and for securing business interruption insurance or other insurance as necessary for Client's protection.

12. Termination.
    -----------

    (a)  Material Breach. Except as provided elsewhere in this Section 12,
         ---------------
         either party may terminate this Agreement in the event of a material breach by the other party not cured within 90 days following written notice stating, with particularity and in reasonable detail, the nature of the claimed breach. Remedies contained in this Section 12 (a) are cumulative and are in addition to the other rights and remedies available under this Agreement or otherwise.

    (b)  Bankruptcy or Insolvency. Either party may terminate this Agreement in
         ------------------------
         the event the other party becomes the subject of any proceeding under the Bankruptcy Act or becomes insolvent or if any substantial part of a party's property becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency. Remedies contained in this Section 12 (b) are cumulative and are in addition to the other rights and remedies available under this Agreement or otherwise.

    (c)  Failure to Pay. In the event any invoice remains unpaid by Client 15
         --------------
         days after its due date, or Client has deconverted any of its Core data from the Fiserv System without prior written consent from Fiserv, Fiserv, at its sole option, may terminate this Agreement and/or Client's access to and use of the Fiserv Services. However, Fiserv may not exercise its right to terminate the Agreement and/or Client's access to and use of the Fiserv Services unless and until Fiserv has sent written notice to the President of Client that the invoice remains unpaid and the invoice is not paid in full within ten (10) days of receipt of such notice. In such an event, Fiserv shall be entitled to recover from Client as liquidated damages an amount equal to all fixed monthly fee and Fiserv maintenance agreement payments remaining to be made hereunder for the remaining term of the Initial Term or any renewal term of this Agreement. Client agrees to reimburse Fiserv for any expenses Fiserv may incur, including reasonable attorneys' fees, in taking any of the foregoing actions. Any invoice submitted by Fiserv shall be deemed correct unless Client provides written notice to Fiserv within 60 days of the invoice date specifying the nature of the disagreement.

    (d)  Merger. In the event of a merger between Client and another
         ------
         organization in which (A) Client is not the surviving organization, (B) where the other organization is not currently a user of Fiserv services similar to the Services being provided hereunder, and (C) Client shall convert from Fiserv's Services directly to the surviving organization, Fiserv will allow an early termination of this Agreement upon the following terms and conditions:

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         (i)   Written notice must be given 6 months in advance, specifying the deconversion date;

         (ii) Fiserv may specify a deconversion date (not more than 30 days after the requested deconversion date), based on its previous commitments and work loads; and

         (iii) Fiserv may charge a termination fee based on the remaining unused term of this Agreement, the amount to be determined by multiplying the Client's average monthly invoice (using the three months immediately preceding Fiserv's receipt of written notice) by 75% times the remaining months of the term, plus any unamortized conversion fees or third party costs existing on Fiserv's books on the date of deconversion.

         (iv) In the event Client is acquired by a Fiserv, Inc. client and desires to terminate this Agreement and convert from the Custom Outsourcing Solution to such other Fiserv, Inc. processing alternative, then the termination fee will be limited to six months of the Fixed Monthly processing fee. This fee will be calculated from the date of termination by multiplying 100% of the Client's Fixed Monthly Fee times six (6).

         (v) In the event that Fiserv, Inc. sells the Custom Outsourcing Solution to a third party, the Client may terminate this agreement, without payment of a termination fee, by notifying Fiserv of its intent to do so within 90 days following such sale. Fiserv agrees that Client may elect to be processed on the Fiserv platform for up to one (1) year from such sell.

    (e)  Termination Fee not a Penalty. Client understands and agrees that
         -----------------------------
         Fiserv losses incurred as a result of early termination of the Agreement would be difficult or impossible to calculate as of the effective date of termination since they will vary based on, among other things, the number of clients using the Fiserv System on the date the Agreement terminates. Accordingly, the termination fee amount represents Client's agreement to pay and Fiserv's agreement to accept as liquidated damages (and not as a penalty) such amount for any such Client termination for merger.

    (f)  Return of Data Files. Upon expiration or termination of this Agreement,
         --------------------
         Fiserv shall furnish to Client such copies of Client's data files ("Client Files") as Client may request in Fiserv's standard machine readable format form along with such information and assistance as is reasonable and customary to enable Client to deconvert from the Fiserv System, provided, however, that Client consents and agrees and
                 --------  -------
         authorizes Fiserv to retain Client Files until (i) Fiserv has been paid in full for all Services provided hereunder through the date such Client Files are returned to Client, and has been paid any and all other amounts that are due or will become due under this Agreement, including, but not limited to, data communication lease obligations, if any; (ii) Fiserv has been paid its then standard rates for providing the services necessary to return such Client Files; (iii) if this Agreement is being terminated, Fiserv has been paid any applicable termination fee pursuant to subsection (c), or (d) above; and (iv) Client has returned to Fiserv all Fiserv Confidential Information if requested by Fiserv. After notification by the Client in writing, Fiserv shall be permitted to destroy Client Files. Notification by the Client must be received within thirty (30) days from the final use of Client Files for processing.

    (g)  Miscellaneous. Client understands and agrees that Client is responsible
         -------------
         for the deinstallation and return shipping of any Fiserv-owned equipment located on Client's premises. Prior to termination of this Agreement, Client shall promptly reimburse Fiserv for the cost of any preprinted statements, checks, or any other forms that Fiserv has prepared specifically for the Client and has on hand at the termination of this Agreement.

13. Arbitration.
    -----------

    (a)  General. Except with respect to disputes arising from a
         -------
         misappropriation or misuse of either party's proprietary rights, any dispute or controversy arising out of this Agreement, or its interpretation, shall be submitted to and resolved exclusively by arbitration under the rules then prevailing of the American Arbitration Association, upon written notice of demand for arbitration by the party seeking arbitration, setting forth the specifics of the matter in controversy or the claim being made. The arbitration shall be heard before an arbitrator mutually agreeable to the parties; provided, that if the parties cannot agree on the choice of an arbitrator within 10 days after the first party seeking arbitration has given written notice, then the arbitration shall be heard by 3 arbitrators, 1 chosen by each party and the third chosen by those 2 arbitrators. The arbitrators will be selected from a panel of persons having experience with and knowledge of information technology and at least 1 of the arbitrators selected will be an attorney. A hearing on the merits of all claims for which arbitration is sought by either party shall be commenced not later than 60 days from the date demand for arbitration is made by the first party seeking arbitration. The arbitrator(s) must render a decision within 10 days after the conclusion of such hearing. Any award in such arbitration shall be final and binding upon the parties and the judgment thereon may be entered in any court of competent jurisdiction.

    (b)  Applicable Law. The arbitration shall be governed by the United States
         --------------
         Arbitration Act, 9 U.S.C. 1-16. The arbitrators shall apply the substantive law of the State of Wisconsin, without reference to provisions relating to conflict of laws. The arbitrators shall not have the power to alter, modify, amend, add to, or subtract from any term or provision of this Agreement, nor to rule upon or grant any extension, renewal, or continuance of this Agreement. The arbitrators shall have the authority to grant any legal remedy available had the parties submitted the dispute to a judicial proceeding.

    (c)  Situs.  If arbitration is required to resolve any disputes between the
         -----
         parties, the proceedings to resolve the dispute shall be held in Milwaukee, Wisconsin, or, in the alternative, Fiserv's primary business location.

14. Insurance.  Fiserv carries the following types of insurance policies:
    ---------

         (i) Comprehensive General Liability in an amount not less than $1 million per occurrence for claims arising out of bodily injury and property damage;

         (ii) Commercial Crime covering employee dishonesty in an amount not less than $5 million;

         (iii) All-risk property coverage including Extra Expense and Business Income coverage; and

         (iv) Workers Compensation as mandated or allowed by the laws of the state in which the services are being performed, including $500,000 coverage for Employer's Liability.

15. Audit.  Fiserv employs an internal auditor responsible for ensuring the
    -----
    integrity of its data processing environments and internal controls. In addition, Fiserv provides for periodic independent audits of its operations. Fiserv shall provide Client with a copy of the audit of the Fiserv data center serving Client within a reasonable time after its completion. Upon written request, Fiserv shall also provide a copy of such audit to the appropriate regulatory agencies, if any, having jurisdiction over Fiserv's provision of Services hereunder.

16. General.
    -------

    (a)  Binding Agreement. This Agreement is binding upon the parties and their
         -----------------
         respective successors and permitted assigns. Neither this Agreement nor any interest may be sold, assigned, transferred, pledged or otherwise disposed of by Client, whether pursuant to change of control or otherwise, without the prior written consent of Fiserv. Client agrees that Fiserv may subcontract any of the Services to be performed under this Agreement. However, Fiserv agrees not to subcontract its Core Application Processing without prior written consent of the Client and such consent will not be unreasonably withheld. Any such subcontractors shall be required to comply with all of the applicable terms and conditions of this Agreement.

    (b)  Entire Agreement.  This Agreement, including its Exhibits, which are
         ----------------
         expressly incorporated herein by reference, constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter hereof and supersedes all previous agreements with respect thereto. Modifications of this Agreement must be in writing and signed by duly authorized representatives of the parties. Each party hereby acknowledges that it has not entered into this Agreement in reliance upon any representation made by the other party not embodied herein. In the event any of the provisions of any Addendum or Exhibit hereto are in conflict with any of the provisions of this Agreement, the terms and provisions of this Agreement shall control unless the Addendum or Exhibit in question expressly provides that its terms and provisions shall control.

    (c)  Severability.  If any provision of this Agreement is held to be
         ------------
         unenforceable or invalid, the other provisions shall continue in full force and effect.

    (d)  Governing Law. This Agreement will be governed by the substantive laws
         -------------
         of the State of Wisconsin, without reference to provisions relating to conflict of laws. By entering into this Agreement, Fiserv agrees that the Office of Thrift Supervision, FDIC, or other regulatory agencies having authority over Client's operations shall have the authority and responsibility provided to the regulatory agencies pursuant to the Bank Service Corporation Act, 12 U.S.C. 1867(C) relating to services performed by contract or otherwise. The United Nations Convention of Contracts for the International Sale of Goods shall not apply to this Agreement.

    (e)  Force Majeure. Neither party shall be responsible for delays or
         -------------
         failures in performance resulting from acts reasonably beyond the control of that party.

    (f)  Notices. Any written notice required or permitted to be given hereunder
         -------
         shall be given by: (i) Registered or Certified Mail, Return Receipt Requested, postage prepaid; (ii) by confirmed facsimile; or (iii) by nationally recognized courier service to the other party at the addresses listed on the cover page or to such other address or person as a party may designate in writing. All such notices shall be effective upon receipt.

    (g)  No Waiver. The failure of either party to insist on strict performance
         ---------
         of any of the provisions hereunder shall not be construed as the waiver of any subsequent default of a similar nature.

    (h)  Financial Statements.  Fiserv shall provide Client and the appropriate
         --------------------
         regulatory agencies who so require a copy of Fiserv, Inc.'s audited consolidated financial statements.

    (i)  Prevailing Party. The prevailing party in any arbitration, suit, or
         ----------------
         action brought against the other party to enforce the terms of this Agreement or any rights or obligations hereunder, shall be entitled to receive its reasonable costs, expenses, and attorneys' fees of bringing such arbitration, suit, or action.

    (j)  Survival. All rights and obligations of the parties under this
         --------
         Agreement that, by their nature, do not terminate with the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

    (k)  Exclusivity.  Client agrees that Fiserv shall be the sole and exclusive
         -----------
         provider of the Core services that are the subject matter of this Agreement. For purposes of the foregoing, the term "Client" shall include Client affiliates. During the term of this Agreement, Client agrees not to enter into an agreement with any other entity to provide these services (or similar services) without Fiserv's prior written consent. If Client is acquired by another entity, the exclusivity provided to Fiserv hereunder shall apply with respect to the level or volume of these services provided immediately prior to the signing of the definitive acquisition agreement relating to such acquisition and shall continue with respect to the level or volume of these services until any termination or expiration of this Agreement. Not withstanding anything to the contrary in this Section 16 (K), Client may permit an affiliate acquired after the date of this Agreement to maintain or renew and agreement in effect at the time of such acquisition with any other entity which is providing the services that are subject matter of this Agreement. However, Client may not move existing accounts or services covered under the scope of this Agreement from any existing affiliate to the data processing provider of the newly acquired affiliate during the initial term of this Agreement.

    (l)  Recruitment of Employees. Each party agrees not to hire the other
         ------------------------
         party's employees during the term of this Agreement and for a period of 6 months after expiration or termination except with prior written consent of the other party.

================================================================================

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date indicated below.


United Bankshares, Inc.             Fiserv Solutions, Inc.


By:    /s/ Kenneth L. Greear        By:   /s/ James C. Puzniak
       --------------------------         --------------------------------
Name:  Kenneth L. Greear            Name:  James C. Puzniak
       --------------------------          -------------------------------
Title: Senior Vice President        Title: President - Fiserv Pittsburgh
                                           Center
       --------------------------          -------------------------------
Date:  10/1/2000                    Date:  10/1/2000
       --------------------------          -------------------------------

                    Exhibit A - Account Processing Services
                    ---------------------------------------

Client agrees with Fiserv as follows:


1. Services.  Fiserv will provide Client and Client accepts the Account
   --------
   Processing Services (the "Account Processing Services") specified in the Account Processing Services Fee Schedule attached as Exhibit A - 1 hereto marked with a "F" in the left margin, which represents that the Service is included in the Account Processing Services Fixed Monthly Fee. Other Services therein shall be provided when requested by Client and accepted by Fiserv.

2. Fees.  Fiserv will provide Client with the following Account Processing
   ----
   Services at the fees and prices indicated:

   (a)  Fixed Monthly Fee. For an Account Processing Services Fixed Monthly Fee
        -----------------
        of $133,795, Fiserv agrees to provide and Client agrees to pay for the Services marked with a "F" in the left margin on Exhibit A - 1 of this Agreement. All other Services provided hereunder shall be provided to the Client upon reasonable request at then current pricing and in accordance with this Agreement. Fiserv will provide its variable services, as defined in Exhibit A-1, at prices that Fiserv charges generally to its client base. The Client understands that the mix of services, volumes and other factors affect the price that Fiserv charges for its Variable Services.

   (b)  Fee Adjustment Factors. The delivery of the Services involves factors
        ----------------------
        and risks that may increase Fiserv's cost of providing such Services. Notwithstanding the foregoing, Fiserv agrees to limit increases in its fees for those Services included in the Account Processing Services Fixed Monthly Fee as follows:

        (i)   DAS Allowance: Fiserv agrees to increase the monthly Data Access
              -------------
              Service (DAS) allowance to $6,000.00 per month from the effective date of this agreement through December 31, 2000. Beginning January 1, 2001, the monthly DAS allowance will be reduced to $4,000.00 per month.

        (ii)  Inflation: Fiserv agrees not to increase the Account Processing
              ---------
              Services Fixed Monthly Fee for inflation until December 31, 2001. Beginning January 1, 2002 and annually thereafter, Fiserv reserves the right to increase such fee by the annual change in the U.S. Department of Labor Consumer Price Index (Consumer Price Index for All Urban Consumers (CPI-U): U. S. City Average). Fiserv shall use the change in the published index for the previous twelve months to compute the percentage increase in computing the fee for the next twelve months.

        (iii) Volume Adjustment. For volume related Account Processing Services
              -----------------
              Fixed Monthly Fee adjustments, Fiserv shall reprice the Account Processing Services Fixed Monthly Fee in accordance with the following:

              A. "Client Account Volumes" shall be defined as total open Deposit
                 Accounts (Demand, Savings, and Time), and total open Loan volumes (Retail Accounts and Commercial Loan Notes).

              B. In the event that the Client acquires other financial
                 institutions or branches or portfolios of accounts for which Fiserv will provide Account Processing Services, or elects to have Fiserv provide Account Processing Services to existing affiliates other than those contemplated by this Agreement, upon each such conversion Fiserv shall recalculate the Account Processing Services Fixed Monthly Fee by applying the per account charge presented below to Post Conversion Volumes. Proposed volumes ("Proposed Volumes") are those Client Account Volumes that were used to compute the Account Processing Services Fixed Monthly Fee above. In the event that Client sells other financial institutions or branches or portfolios of accounts for which Fiserv is providing Account Processing Services, upon each such deconversion Fiserv shall recalculate the Account Processing Services Fixed Monthly Fee by applying the per account charge presented on the next page to the Post Deconversion volumes. However, in no instance will the Fixed Monthly Fee be reduced below $120,000 during the initial term of this Agreement.

              C. Beginning December 31, 2001 and upon completion of each calendar year thereafter throughout the term of this Agreement, Fiserv shall recalculate the Account Processing Services Fixed Monthly Fee by applying the per account charge presented on the next page to the then current year end Client Account Volumes, adjusted for any inflationary increases applied as described above.

          ---------------------------------------------------------
              Client Account Volumes          Per Account Charge
          ---------------------------------------------------------
                   First 75,000                     $0.40
                 75,001 - 275,000                   $0.35
                 275,001 - 475,000                  $0.30
                475,001 -1,000,000                  $0.28
                All above 1,000,000                 $0.26
          ---------------------------------------------------------

(c)  Conversion Fees
     ---------------

     (i) In the event that the Client acquires other financial institutions or branches or portfolios of accounts for which Fiserv will provide Account Processing Services, or elects to have Fiserv provide Account Processing Services to existing affiliates other than the aforementioned, or elects to implement additional Account Processing Services under the terms and conditions of this Agreement, Fiserv agrees to provide "Minimum Support" Conversion Services for a fee of $40,000 or $0.50 per account, whichever is greater. Reasonable out-of-pocket, pass-through or other third party expenses will be billed as incurred. Minimum Support shall include the following services:

          A.  Comprehensive Project Plan for overall project

          B.  Participate in regularly scheduled conversion meetings

          C.  Balance vendor input to Fiserv output

          D.  Application Conversion Task Plans for each converting application

          E. Automatic check for duplicate accounts against converting bank file

          F.  Telephone first calls for all applications, including Technical
              Call

          G.  Product Mapping

          H. Program Specifications for all applications where volume exceeds 300 accounts

          I. Conversion Programming for all applications where volume exceeds 300 accounts.

          J.  Validation for all applications where volume exceeds 300 accounts

          K. 1 - 2 sets of edits per application. Additional edits will be provided at no cost in the event of a Fiserv related error.

          L. 1 CIF conversion to be completed in conjunction with the applications conversion

          M. Manual conversions for all applications where volume is less than 300 accounts

          N. 2 weeks of telephone support for all applications where volume exceeds 300 accounts

          O.  2 Automatic Merge to be scheduled at client request

          Additional support above the "Minimum Support" level will be quoted on a time and material basis.

     (ii) In the event that Client elects to merge existing Affiliates into a consolidated bank during the term of this Agreement, Fiserv shall provide "Minimum Support" for each Affiliate merger for a fee of $35,000. Such Minimum Support shall include the following:

          A.  Comprehensive Project Plan for overall project

          B.  Programming for account re-coding on the non-surviving entity.

          C.  Conversion planning conference calls

          D.  Automatic check for duplicate accounts

          E.  Telephone first calls for all applications

          F.  Consolidation of Bank and Branch Numbers into a single entity

          G. Two set of output reports per application for Client verification. Additional reports will be provided at no cost in the event of a Fiserv related error.

          H.  2 Automatic Merges to be scheduled at client request

          Additional support requests outside of those mentioned above that may be requested by the Client will be quoted on a time and material basis.

    (iii) Should Client acquire an entity currently processing on the Fiserv Pittsburgh Center software platform, Fiserv shall incorporate such entity into Client's processing environment without the payment of termination fees. Fiserv Pittsburgh Center shall use good faith efforts to minimize the costs associated with the acquisition of an entity using another Fiserv solution for its core processing platform. If such an acquisition occurs within the last three (3) years of this agreement, this Agreement shall automatically be extended from the date of such acquisition for the longer of 1) length of the contract of the acquired entity or 2) three (3) years.

3.  Responsibility for Accounts.  Client shall be responsible for balancing its
    ---------------------------
    accounts each business day and notifying Fiserv immediately of any errors or discrepancies. Provided that Client immediately notifies Fiserv of any discrepancy in Client's accounts, Fiserv shall, at its expense, promptly recompute accounts affected by discrepancies solely caused by Fiserv computer or software systems or provide for another mutually agreeable resolution. Fiserv will use its commercially reasonable efforts to correct errors attributable to Client or other third party servicers of Client.

4.  Reconstruction of Error Conditions.  Reconstruction of error conditions
    ----------------------------------
    attributable to Client or to third parties acting on Client's behalf will be done at prevailing rates as set forth in Exhibit A - 1.

5.  Major Software Enhancements and Custom Programming.  All major software
    --------------------------------------------------
    enhancements and custom programming will be subject to additional charges for processing and development in accordance with Exhibit A - 1. Fiserv is obligated to keep its software market competitive and in federal regulatory compliance during the term of this Agreement.

6.  Protection of Data. For the purpose of compliance with applicable government
    ------------------
    regulations, Fiserv has developed an operations backup center. Fiserv tests the procedure periodically to ensure the data center's compliance. Copies of transaction files are maintained by Fiserv off premises in secured vaults.

7.  Processing Priority.  Fiserv does not subscribe to any Client processing
    -------------------
    priority; all users received equal processing consideration.

8.  Client Advisory Board.  Fiserv will support Client's continued membership on
    ---------------------
    the Client Advisory Board throughout the term of this Agreement. Fiserv and Client recognize that the Client Advisory Board is an independent organization with its own set of by laws and is not under the control of Fiserv.

9.  FAST Software License Fee.  In the event that Client executes a license
    -------------------------
    agreement with Fiserv for its FAST software product prior to December 31, 2000, the software license fee shall be $950 per workstation. In the event Client executes a license agreement for the FAST software product after December 31, 2000, the software license fee shall be $1,089 per workstation.

10. Customer Service and Call Center Solution (CSCS).  In the event that Client
    ------------------------------------------------
    executes a license agreement with Fiserv for its CSCS software product prior to March 31,2001, the software license fee shall be $55,200 for the first 20 workstations representing a 20% discount. In the event that Client executes a license agreement for CSCS after March 31, 2001, Fiserv will agree to a 10% discount from the then current market price for the first 20 workstations. Maintenance fees shall be billable at Fiserv's then current rates.

11. InformEnt Data Warehouse:  In the event that Client executes a license
    ------------------------
    agreement with Fiserv for its InformEnt software product prior to March 31, 2001, the software license fee for the InformEnt Server Module shall be $322,050. Additionally, all Hardware and Third Party software costs outlined in this Agreement shall be adjusted to reflect any increase or decrease as of the date of license agreement signing. In the event Client desires to evaluate the InformEnt Data Warehouse product after March 31, 2001, a new product proposal will be prepared based on Fiserv's then current market price for the InformEnt Data Warehouse.

12. Automated Proof Correction System (APCS), Return Items Control System
    ---------------------------------------------------------------------
    (RICS). Fiserv agrees to support these products through the initial term of the agreement.

13. Posting Exception Transaction System (PETS).  Fiserv agrees to pro rate the
    --------------------------------------------
    annual maintenance fee for PETS when Client elects to implement the Exception Item Processing product (EIP). The maintenance fee will be pro rated from the beginning of the year to the implementation date for EIP.

14. Intervoice.  Fiserv agrees to support the Intervoice VRU software and
    ----------
    hardware platform during the term of this agreement as long as Intervoice remains independent, financially solvent, and keeps its product offering market competitive.

15. Atchley Comply/Wire.  Fiserv and Atchley Systems have developed an automated
    -------------------
    file interface between FEDLINE and other Third Party vendors for the transfer of wire data to the Atchley Comply/Wire product. Fiserv agrees to work with Client's wire vendor (FundTech) to ensure that the transmission file is in the proper format required by Fiserv and Atchley Systems.

16. Network Services.  Fiserv will continue to provide ongoing telecommunication
    ----------------
    network monitoring and support during the initial term of this agreement.

            Exhibit A - 1 Account Processing Services Fee Schedule

The following schedule identifies systems and services described within the scope of the Agreement to be included in the Fixed Monthly Fee.

-------------------------------------------------------------------------
Fixed Monthly
    Fee                         System or Service
-------------------------------------------------------------------------
                Account Analysis
      F           Per Account
      F           History Retention
-------------------------------------------------------------------------
                Automated Clearinghouse
      F           Receiving Transactions
      F           RJE Origination
      F           PDMs (Company Processing)
      F           Daily Transmissions (From ATM switches and/or Clearing
                  Houses)
      F           Automated Returns
      F           Notification of Change
      F           Payroll Processing
      F           Stop Payments/DNE
      F           Risk  Processing
      F           FEDI Receiving
      F           EDI Fax File to X-pedite
      F           EPA (Electronic Payment Authorization)
-------------------------------------------------------------------------
      F         ATM Special Services
-------------------------------------------------------------------------
                ATM Statement Print Services
-------------------------------------------------------------------------
                Balance File Transmissions
-------------------------------------------------------------------------
      F         Audit Confirmation Reports
-------------------------------------------------------------------------
      F         Automated Returns
-------------------------------------------------------------------------
      F         Bulk Filing
-------------------------------------------------------------------------
      F         Browser Based Host Access (Merlin)
-------------------------------------------------------------------------
                Central Marketing File
      F         Standard Build
-------------------------------------------------------------------------
      F         Special Options Build
-------------------------------------------------------------------------
                Central Reference File
      F         Alpha Key Merge
      F         CRF Accounts (Alpha-Keys)
-------------------------------------------------------------------------

-------------------------------------------------------------------------
Fixed Monthly
    Fee                         System or Service
-------------------------------------------------------------------------
      F         9 Digit Zip Code (Zip + 4)
-------------------------------------------------------------------------
      F         CRF Miscellaneous Accounts (Non-Fiserv Applications)
-------------------------------------------------------------------------
                Combined Interest
-------------------------------------------------------------------------
      F           Per Account (1099s and 1098s)
      F           W-8/W-9
      F           On-line Corrections
      F           B-Notices
-------------------------------------------------------------------------
      F         Commercial Loans
-------------------------------------------------------------------------
      F         Credit Bureau Reporting
-------------------------------------------------------------------------
      F         Deluxe One Network
-------------------------------------------------------------------------
                Demand Deposits
      F           Transactions Processed
      F           Account Maintenance
      F           Combined Balance Service Charge
      F           NOW Sweep Processing
      F           Interest Bearing Accounts
      F           History Retention:
                   - Seven Day
                   - Extended
      F           Kiting Suspect Report
      F           Mutual Funds Sweep
      F           Statement Zip Code Sort
      F           Overnight Investments
-------------------------------------------------------------------------
                Electronic Banking
      F         Auto-Open Feature
-------------------------------------------------------------------------
                Escrow Management
      F           Rent Security
      F           Set-up Fee
      F           Principal / Escrow
-------------------------------------------------------------------------
      F           IOLA Reporting
-------------------------------------------------------------------------
                General Ledger
      F           Base
      F           Account Centers
-------------------------------------------------------------------------

-------------------------------------------------------------------------
Fixed Monthly
    Fee                         System or Service
------------------------------------------------------------------------
      F         Transactions
------------------------------------------------------------------------
      F         Budget:
                 - Current and Next Year Module
                 - Working Year Optional Selection
                 - Prior Year Optional Selection
------------------------------------------------------------------------
      F         Application Interface
      F         Recurring Entries
------------------------------------------------------------------------
                General Ledger (Continued)
      F         Daily Custom Reports
      F         On-Line System
                -setup
                -monthly budget
      F          Transaction Journal
      F           - Transaction History (14, 45,65,90 days)
------------------------------------------------------------------------
      F         Host Disaster Contingency Planning
------------------------------------------------------------------------
      F         Host/RJE Site Support
------------------------------------------------------------------------
      F         Maturity Analysis Reporting
------------------------------------------------------------------------
      F         On-line Collections
------------------------------------------------------------------------
      F         Presentment Items
------------------------------------------------------------------------
                Retail Loans
      F          Open Accounts
      F          Closed Accounts
      F          Dealer Reserve Reporting
      F          Loan Interest Statements:
                  - Payoff statements
                  - Annual statements
------------------------------------------------------------------------
                Retirement Planning
      F          Accounts
------------------------------------------------------------------------
      F          Statements
      F          W-2P, 1099R and 5498
------------------------------------------------------------------------
      F         Safe Deposit Box
                Savings Accounts
 ------------------------------------------------------------------------
      F          Open Accounts
 ------------------------------------------------------------------------

-------------------------------------------------------------------------
Fixed Monthly
    Fee                         System or Service
------------------------------------------------------------------------
      F          Closed Accounts
      F          Draft Items
      F          History Retention
      F          Statement Zip Code Sort
------------------------------------------------------------------------
      F         Third Party Review
 ------------------------------------------------------------------------
                Time Deposits
      F          Open Accounts
      F          Closed Accounts
      F          History Retention
      F          Statement Zip Code Sort
------------------------------------------------------------------------
      F         View Direct
-------------------------------------------------------------------------

The following fee schedule identifies variably priced systems and services. Client shall not be billed for any variable fee unless it has been mutually agreed that Client shall use such system or service.


----------------------------------------------------------------------------------------------------------------------------------
 Monthly
   Fee                    System or Service                               Unit Price                      Description
----------------------------------------------------------------------------------------------------------------------------------
              Account Reconcilement
   V           Per Item                                                    $   0.0250   Per item/month for first 100,000 items
                                                                           $   0.0225   Per item/month for the next 100,000 items
                                                                           $   0.0200   Per item/month for the next 100,000 items
                                                                           $   0.0175   Per item/month for all items over 300,000
                                                                           $   100.00   Minimum per month
   V           History Retention                                           $   100.00   Per Month
              Atchley Systems
   V          Set Up Fee for Single Institutions:
               Comply/Wire Only                                            $    2,000   One time per institution
               Large Currency Only                                         $    3,000   One time per institution
               Comply/Wire & Large Currency                                $    4,000   One time per institution
   V          Comply/Wire Only - (based on asset size)
               Under $500MM                                                $   200.00   Per month/institution
               $500MM to *$750MM                                           $   225.00   Per month/institution
               $750MM to $1B                                               $   275.00   Per month/institution
               Over $1B                                                    $   350.00   Per month/institution
   V          Large Currency Only - (based on asset size)
               Under $500MM                                                $   350.00   Per month/institution
               $500MM to *$750MM                                           $   350.00   Per month/institution
               $750MM to $1B                                               $   400.00   Per month/institution
               Over $1B                                                    $   450.00   Per month/institution
   V          Comply/Wire & Large Currency - (based on asset size)
               Under $500MM
               $500MM to *$750MM                                           $   500.00   Per month/institution
               $750MM to $1B                                               $   525.00   Per month/institution
               Over $1B                                                    $   625.00   Per month/institution
                                                                           $   675.00   Per month/institution
----------------------------------------------------------------------------------------------------------------------------------
              Automated Clearinghouse
----------------------------------------------------------------------------------------------------------------------------------
   V          Direct Line Receiving from Fed                               $     5.00   Per file/day
                                                                           $   400.00   Maximum/month
   V          Direct Line Origination to Fed                               $     7.50   Per file/month
   V          Origination Transactions                                     $     0.07   Per item/month
   V          Tape Conversion                                              $   750.00   Per conversion
   V          ATM/POS File Processing                                      $   100.00   Per set-up
------------------------------------------------------------------------------------------------------------------------------------

____________
* less than sign

----------------------------------------------------------------------------------------------------------------------------------
 Monthly
   Fee           System or Service                        Unit Price                Description
----------------------------------------------------------------------------------------------------------------------------------
   V          FEDI Origination:
              - Customer Set-up                          $   200.00   Per customer of institution
              - Customer Statement Set-up                $   100.00   Per customer of institution
              - Per Record                               $     0.25   Per NACHA 7 record
                                                         $    50.00   Minimum NACHA record charge per month
----------------------------------------------------------------------------------------------------------------------------------
              ACH (Continued)
----------------------------------------------------------------------------------------------------------------------------------
   V          Backroom Systems Software                    Quote      Contact Relationship Manager
----------------------------------------------------------------------------------------------------------------------------------
              Central Marketing File                                  (All CMF pricing excludes tape charges)
   V          Set-up Fee                                 $  3000.00   One time per institution
   V          Off-Cycle Build                            $   500.00   Per run (other than scheduled cycle)
----------------------------------------------------------------------------------------------------------------------------------
              Central Reference File
   V          Address Labels                             $    10.00   Per 1,000 accounts per request
   V          Customer to Customer                       $ 3,000.00   Set-up fee for first institution
                                                         $ 1,000.00   Set-up fee each additional institution
                                                           Quote      Additional service at current Consulting rates
   V          GEO Code                                   $   500.00   Per request/institution
                                                         $     5.50   Per 1,000 records processed
   V          SQN Interface                              $ 5,000.00   One-time setup per institution; standard format
                                                                      Professional services fees apply to customization
                                                         $   150.00   Per month per institution for monthly interface
                                                         $   300.00   Per month per institution for weekly interface
                                                         $   350.00   Per month per institution for daily interface
   V          Householding                               $ 1,500.00   One-time setup for first user institution
                                                         $   500.00   One-time setup for each additional user institution
   V          - Monthly Processing                       $   0.0060   Per record/institution if volume 0 - 49,999
                                                         $   0.0055   Per record/institution if volume 50,000 - 99,999
                                                         $   0.0050   Per record/institution if volume 100,000 - 499,999
                                                         $   0.0045   Per record/institution if volume 500,000 - 999,999
                                                         $   0.0040   Per record/institution if volume 1,000,000 or more
                                                         $   300.00   Minimum per institution per month
   V          - Quarterly Processing                     $   0.0085   Per record/institution if volume 0 - 49,999
                                                         $   0.0080   Per record/institution if volume 50,000 - 99,999
                                                         $   0.0075   Per record/institution if volume 100,000 - 499,999
                                                         $   0.0070   Per record/institution if volume 500,000 - 999,999
                                                         $   0.0060   Per record/institution if volume 1,000,000 or more
                                                         $   425.00   Minimum per institution per quarter
----------------------------------------------------------------------------------------------------------------------------------
   V          - Composition Report                       $    50.00   1 to 49,999 records / institution / request
                                                         $    75.00   50,000 to 99,999 records/ institution / request
                                                         $   100.00   100,000 to 499,999 records/ institution / request
                                                         $   125.00   Over 500,000 records/ institution / request
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
 Monthly
   Fee          System or Service                        Unit Price                Description
----------------------------------------------------------------------------------------------------------------------------------
   V          - Simulated Run                                         Setup, Quarterly Processing and Composition Report Fees
                                                                      would apply per institution request
----------------------------------------------------------------------------------------------------------------------------------
   V          Consulting Services                          Quote      Contact Relationship Manager
----------------------------------------------------------------------------------------------------------------------------------
   V          Coupon Books                                 Quote      Quoted by vendor
----------------------------------------------------------------------------------------------------------------------------------
   V          CRISP Interface                            $   400.00   Per month for first user institution
                                                         $   300.00   Per month for each additional user institution
----------------------------------------------------------------------------------------------------------------------------------
   V          Custom Interfaces
              Set-Up                                     $   100.00   Per recurring transmission site established
                                                                      Professional Services fees additional
              Incoming Transmissions                     $    50.00   Per transmission if reformat required
                                                         $   250.00   Maximum per month per custom interface
              Outgoing Transmissions                     $    50.00   Per transmission
                                                         $   250.00   Maximum per month per custom interface
----------------------------------------------------------------------------------------------------------------------------------
   V          Customer Reporting System
              Deliver Point Bar Coding (DPBC)            $ 2,000.00   One-time Professional Services Fee
                                                         $      .01   Per month per document for which DPBC is printed
                                                         $   100.00   Minimum/month
----------------------------------------------------------------------------------------------------------------------------------
   V          Data Access Services (DAS)
              Per Record/Report                          $     2.00   Per 1,000 records on reports not requiring CRF
                                                         $     2.50   Per 1,000 records on reports requiring CRF (CRF available
                                                                      only on weekends)
                                                         $     2.50   Label production rate per 1,000 records
                                                         $     1.20   Factor applied to download requests (Records equal sum of
                                                                      read plus written/printed)
                                                         $    40.00   Minimum/report
                                                         $   250.00   Maximum/report
              Storage                                    $     1.00   Per month for each request stored for re-execution
              Weekend Discount                                   30%  Discount applied to first $200 in weekend reports
                                                                 40%  Discount applied to next $300
                                                                 50%  Discount applied to next $500
                                                                 60%  Discount applied to all over $1,000
              Fixed monthly fee includes DAS usage up to
              $4,000.00 per month
--------------------------------------------------------------------------------------------------------------------------------
   V          Data Communications                          Quote      Circuits, equipment and network support - as quoted by /
                                                                      through vendors
--------------------------------------------------------------------------------------------------------------------------------
   V          Deconversion                               $ 5,000.00   Base per bank or branch being deconverted
                                                         $   200.00   Per tape produced
                                                         $   250.00   For production of wipe-off DD statements
                                                                      Above rates exclude requested Fiserv professional
                                                                      services and out-of-pocket expenses
--------------------------------------------------------------------------------------------------------------------------------
              Demand Deposits

--------------------------------------------------------------------------------------------------------------------------------
 Monthly
   Fee             System or Service                   Unit Price                 Description
--------------------------------------------------------------------------------------------------------------------------------
   V          Service Charge Routine Setup                 Quote      Professional services fees apply
   V          Service Charge Routine Change                Quote      Professional services fees apply
   V          Accrual Adjustment Program                 $   200.00   Per request first day plus $50 each additional day after
                                                                      first day
   V          Account Number Production                  $    25.00   Set-up per request
                                                         $     5.00   Per 1,000 account numbers produced
   V          Check Processing Descending Order          $ 2,000.00   Set-up per institution
                                                         $ 4,000.00   Maximum per relationship
--------------------------------------------------------------------------------------------------------------------------------
              Electronic Banking
   V          Flex-Phone VRU                               Quote      Contact Relationship Manager for System quotes
   V          Bill Payment Accounts                      $     1.00   Per account/month
   V          Non-Bill Payment Accounts                  $     0.05   Per account/month
                                                         $   250.00   Minimum Account Processing/Month
--------------------------------------------------------------------------------------------------------------------------------
   V          By-Line Telephone Banking                  $   400.00   Per month - 0 - 750 calls answered
                                                         $   700.00   Per month - 751 - 10,000 calls answered
                                                         $   900.00   Per month - 10,001 - 15,000 calls answered
                                                         $ 1,100.00   Per month - 15,001 - 20,000 calls answered
                                                         Quote        Call volumes over 20,000
                                                                      Above pricing excludes costs of 800 number access
              Business Account Manager                   $   750.00   One-time Setup
                                                                      Includes access to Fiserv's Bill Payment service
              -By-Line Users                             $    12.00   Per BAM account/month (excludes costs of 800 number
                                                                      access)
              -Flex-Phone Users                          $   150.00   Minimum/month
--------------------------------------------------------------------------------------------------------------------------------
              Escrow Management                          $     2.00   Per BAM account/month
--------------------------------------------------------------------------------------------------------------------------------
   V          Set-up                                     $ 5,000.00   Per institution (included in fixed monthly fee)
                                                         $10,000.00   Per relationship maximum
--------------------------------------------------------------------------------------------------------------------------------
   V          FAST Branch Automation                     $    1,089   Workstation License Fee
--------------------------------------------------------------------------------------------------------------------------------
   V          Exception Processing
--------------------------------------------------------------------------------------------------------------------------------
              Set-up                                     $   15,000   Per Holding Company
--------------------------------------------------------------------------------------------------------------------------------
              General Ledger
              Interface Custom Reports:
--------------------------------------------------------------------------------------------------------------------------------
              -Report Set-Up                             $    25.00   Per Report Set-Up requested
             - Report Generation                         $   100.00   Per Report Generated/Month (First Report Free)
--------------------------------------------------------------------------------------------------------------------------------
              Interface Extract                          $   100.00   Per Application/Month
--------------------------------------------------------------------------------------------------------------------------------
   V         - Transaction History                       $   215.00   Per institution/month for 65 day history
                                                         $   300.00   Per institution/month for 90 day history
--------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Monthly
   Fee         System or Service                                   Unit Price                 Description
------------------------------------------------------------------------------------------------------------------------------------
   V  Microfiche                                                   $     0.95   Per original produced
                                                                   $     0.17   Per copy produced
                                                                   $     1.00   Hardcopy per frame requested
------------------------------------------------------------------------------------------------------------------------------------
      On-line Collections
   V  Time Zone Indicator                                          $ 1,500.00   Per year per institution, annual bill January of
                                                                                each year, first year prorated to December
------------------------------------------------------------------------------------------------------------------------------------
   V  Print/Rendering Services                                       Quote      Contact Relationship Manager
------------------------------------------------------------------------------------------------------------------------------------
   V  PC Interface Support                                         $   100.00   Per month, includes support for PC Services Package,
                                                                                SimWare and/or XCOM, excludes third party software,
                                                                                maintenance and CompuServe access time.
------------------------------------------------------------------------------------------------------------------------------------
   V  Professional Services
------------------------------------------------------------------------------------------------------------------------------------
      Includes (but not limited to) custom programming (report     $    85.00   Per hour / Customer Service or Conversion Analyst
      and file creation, maintenance and fixes),  and other        $   100.00   Per hour / Project Manager or Custom Training
      Fiserv personnel assistance not covered by contract          $   125.00   Per hour for Systems Analyst/Programmer, Operational
                                                                                Consulting, Telecommunications Design
                                                                   $   150.00   Base per mass maintenance request
                                                                   $    50.00   Per report generated from request
                                                                   $   100.00   Incremental for CRF access on report
                                                                                Out-of-pocket expenses as incurred
------------------------------------------------------------------------------------------------------------------------------------
   V  Report Regeneration                                          $    25.00   Per request/month (first two requests free)
------------------------------------------------------------------------------------------------------------------------------------
      Reference Materials
   V  CD-ROM:
      - First Two                                                  No Charge    Per institution per release
      - Additional Copies                                          $    25.00   Per copy if preordered via annual subscription
                                                                   $   100.00   Per copy for ad hoc requests
   V  Paper Manuals (products not on CD):                          $    75.00   Per manual per application
------------------------------------------------------------------------------------------------------------------------------------
   V  Repost Due to Client Error                                     Quote      Professional Services rates apply
                                                                                $2,000 minimum per incident
------------------------------------------------------------------------------------------------------------------------------------
   V  Report Regeneration                                          $    25.00   Per request/month (first 2 requests free)
------------------------------------------------------------------------------------------------------------------------------------
      Retail Loans
   V  Insurance Tape Creation                                      $   200.00   Per tape/vendor/application
   V  Promotional Extensions                                       $   150.00   Base  per execution
                                                                   $     0.05   Per account
------------------------------------------------------------------------------------------------------------------------------------
      Savings Accounts
   V  Service Charge Routine Setup                                 $   100.00   Per routine
------------------------------------------------------------------------------------------------------------------------------------
   V  Service Charge Routine Change                                $    25.00   Per field changed
                                                                   $   100.00   Maximum per routine changed
   V  Accrual Adjustment Program                                   $   200.00   Per request first day plus $50 each additional
                                                                                day after first day
------------------------------------------------------------------------------------------------------------------------------------
   V  Tape for Coupon Book Production                              $   300.00   Per request ($200 for tape, $50 for special report,
                                                                                $50 for processing)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Monthly
   Fee       System or Service                                     Unit Price                 Description
------------------------------------------------------------------------------------------------------------------------------------
  V   Special Reports                                              $    50.00   Applies to any report not produced in the normal
                                                                                processing flow but which Fiserv has previously
                                                                                programmed. Additional fees associated with the
                                                                                creation and generation of new special reports are
                                                                                described under Professional Services.

                                                                   $   100.00   Incremental for CRF access on special report
------------------------------------------------------------------------------------------------------------------------------------
  V   Tape Creation                                                $   200.00   Per physical tape produced (or equivalent on
                                                                                alternative media)
------------------------------------------------------------------------------------------------------------------------------------
  V   Teleprocessing Professional Services
------------------------------------------------------------------------------------------------------------------------------------
      Router Monitoring                                            $   125.00   Per Router Per Month
------------------------------------------------------------------------------------------------------------------------------------
      Circuit Monitoring                                           $    60.00   Per Circuit Per Month
------------------------------------------------------------------------------------------------------------------------------------
      Logical Unit Fee (LU)                                        $     2.00   Per Logical Unit (LU) Per Month
------------------------------------------------------------------------------------------------------------------------------------
  V   Teller Support
      Inquiry                                                      $   225.00   Per Month
 -----------------------------------------------------------------------------------------------------------------------------------
      Data Capture/Truncation                                      $   125.00   Per Month (additional to inquiry support)
------------------------------------------------------------------------------------------------------------------------------------
      Time Deposits
  V   Remaining Term Penalty Calculation                           $ 1,000.00   One-time for set-up
------------------------------------------------------------------------------------------------------------------------------------
  V   Training Services                                              Quote      Contact Relationship Manager
------------------------------------------------------------------------------------------------------------------------------------

                    Exhibit A - 2  Service Level Commitments
                    ----------------------------------------

1. Service Level Commitments.  For purposes of the service level commitment
   -------------------------
   categories set forth below, the described services shall be deemed to be "available" to Client if Fiserv's computer system, including all hardware and software necessary to provide the Client with the Services contemplated by this Agreement, is available to accept and process all input contemplated by this Agreement from Client and necessary to provide the Services in question. All service levels commitments shall be averaged over a calendar month and national holidays are excluded.

   (a)  Response Time.  Fiserv shall provide response time for the central
        -------------
        processor to receive an Inquiry transaction from the communications controller at Fiserv's data center, process that transaction and return the answer to the controller of less than three (3) seconds, ninety-five (95%) percent of the time from 8:00AM to 8:00PM Client Local Time ("CLT"), Monday through Saturday.

   (b)  Report Availability.  Fiserv shall make available to the Client at the
        -------------------
        Fiserv Output Print System or other output distribution medium or product, critical reports for the Basic Services, no later than 7:00AM CLT each business day or 10:00AM CLT if such business day falls on the first calendar day of the month (General Ledger an additional 2 hours in each case), provided the Client has completed transmission of the data to be used in generating such reports to Fiserv no later than 1:01AM CLT, Monday through Thursday, and 2:01 AM on Friday. Fiserv shall provide such reports to the Client for each Basic Service in accordance with the above schedule at least ninety-five percent (95%) of the time. The "Basic Services" are Demand Deposits, Savings, Time Deposits, Account Reconcilement, Retail Loans, Commercial Loans and General Ledger.

   (c)  Teleprocessing Availability. Fiserv shall make its teleprocessing
        ---------------------------
        services available to the Client at least ninety-five percent (95%) of the time from 8:00AM to Midnight CLT, Monday through Saturday, excluding overnight batch processing.

   (d)  Network Professional Services.  The Philadelphia Computer Center will
        -----------------------------
        provide 7 day/24 hour network support. All telecommunication lines supported by the Philadelphia Computer Center will be available 7 X 24 except Sunday from 03:00 to 05:30 EST. The Philadelphia Help Desk will act as the focal point for Client's telecommunication issues. The Help Desk will provide Client with a status of an open issue every two hours from 08:00 to 20:00 EST until the issue is resolved. If the Help Desk is unable to resolve an issue during the initial call with Client, the issue will be elevated to the Philadelphia Network Control Center. The Network Control Center will begin problem determination within one hour of issue escalation. The Network Control Center will assure that the appropriate carrier is notified of all circuit problems. Carrier escalation procedures include the following:

        (i) After 2 hours, problem will be escalated to the carrier Local Service Manager

        (ii) After 4 hours, problem will be escalated to the carrier District Manager

        (iii) After 6 hours, problem will be escalated to the carrier Regional Service Manager

        (iv) After 8 hours, problem will be escalated to the carrier National Service Manager and National Account Manager

   (e)  Cure.  In the event that Fiserv's performance fails to meet the service
        ----
        level commitments set forth in this Section, the Client shall notify Fiserv in writing of such failure and shall work with Fiserv to specifically identify the problem. If a deficiency is determined by the parties, Fiserv shall institute cure procedures. If the deficiency is not cured within ninety (90) days, Fiserv shall institute a credit of two percent (2%) of the Fixed Monthly Fee each month for each deficient service level commitment category until it is cured. If any deficiency persists for an additional three (3) consecutive months at a level below ninety percent (90%) and upon receipt by Fiserv of prior written notice, the Client may elect to terminate this Agreement, without the payment of liquidated damages, upon payment of any fees or sums due pursuant to this Agreement and such termination shall be the Client's sole and exclusive remedy. Fiserv agrees to cooperate with the Client to achieve it's deconversion schedule.

               Exhibit E - Purchase of Equipment Through Fiserv
               ------------------------------------------------

Client agrees to purchase, and Fiserv agrees to sell, Equipment (as hereinafter defined) on the terms and subject to the conditions hereinafter set forth:

1. Equipment and Fiserv Obligations.  Equipment, if any, being purchased through
   --------------------------------
   Fiserv shall be described in Exhibit E - 1 hereto, or in a signed order letter from Client to Fiserv specifying the quantity, type and price for the equipment desired, (the "Equipment"). Client understands that Fiserv is acting as an independent sales organization representing each manufacturer or supplier (each, a "Manufacturer") identified in Exhibit E - 1. Client also understands and agrees that the ability of Fiserv to obtain the Equipment may be subject to availability and delays due to causes beyond the control of Fiserv. Fiserv shall promptly place any orders submitted under this Agreement with each Manufacturer and shall, at Client's direction, request expedited delivery whenever available.

2. Delivery and Installation.
   -------------------------

   (a)  Delivery.  On Client's behalf, Fiserv shall arrange for delivery of the
        --------
        Equipment to the site or sites ("Installation Site(s)") designated by Client on or about the date (the "Delivery Date") requested. In the absence of shipping instructions, Fiserv shall select a common carrier on behalf of Client. Client shall be responsible for appropriate property insurance for all equipment, whether Client-owned or Fiserv-owned, within Client's premises.

   (b)  Installation and Acceptance. Fiserv shall arrange for the installation
        ---------------------------
        of the items of Equipment in consideration of the Installation Fees listed on Exhibit E - 1. Client shall not perform any installation activities without the written consent of Fiserv. Fiserv or its designee shall have full and free access to the Equipment and the Installation Site until installation is completed. If a suitable installation environment is not provided by Client, then Fiserv shall be required to perform only as many normal installation procedures as it deems to be practicable within the available facilities. Installation of Equipment will take place during normal Fiserv business hours, Monday through Friday, exclusive of Fiserv holidays, unless otherwise agreed by Fiserv. The Equipment shall be deemed to have been accepted when it has passed either the Fiserv or the Manufacturer's standard post-installation test procedures at the Installation Site.

   (c)  Installation Environment.  Client shall provide a suitable installation
        ------------------------
        environment for the Equipment as specified by Fiserv or its agents and any and all other specifications provided to Client by the Manufacturer or Fiserv. Client shall also be responsible for furnishing all labor required for unpacking and placing each item of Equipment in the desired location for installation. Client shall be responsible for physical planning including, but not limited to, floor planning, cable requirements, and safety requirements in accordance with the installation manual and any and all applicable building, electrical, or other codes, regulations, and requirements. All such physical planning shall be completed on or before the delivery date for the Equipment.

   (d)  Ongoing Maintenance. Unless the parties agree otherwise, Fiserv shall
        -------------------
        not be responsible for the provision of any maintenance or repairs to the Equipment or of any parts or replacements for the Equipment.

3. Shipment, Risk of Loss and Title to Equipment.  All prices shown on Exhibit E
   ---------------------------------------------
   - 1 are F.O.B. at the Manufacturer's plant. All transportation, rigging, drayage, insurance, and other costs of delivery of the Equipment to the Installation Site shall be itemized on an invoice submitted to Client and shall be paid by Client. Risk of loss shall pass to Client upon shipment. Title to the Equipment shall remain with the Manufacturer until all payments for the Equipment have been made by Client and, until such time, Client agrees that it shall not sell, transfer, pledge, or otherwise dispose of the Equipment without the prior written consent of Fiserv.

4. Security Interest.  Client grants Fiserv a security interest in all the
   -----------------
   Equipment and the proceeds thereof until the purchase price due Fiserv shall have been paid in full. Client shall execute any instruments or documents Fiserv deems appropriate to protect the security interest and, in any event, this Agreement shall constitute a financing agreement within the meaning of
   Article 9 of the Uniform Commercial Code and a copy of this Agreement may be filed at any time after signature by Fiserv as a financing statement for that purpose. In the event of default in payment or other breach by Client, Fiserv shall have all rights and remedies of a secured creditor upon default as provided by applicable law. Fiserv shall, at its sole expense, file releases for any financing statements recorded pursuant to this Agreement promptly upon receipt of final payment.

5. Warranties.  Fiserv warrants that Client will acquire good and clear title to
   ----------
   the Equipment free and clear of all liens and encumbrances. Fiserv hereby assigns to Client all warranties the Manufacturer has granted to Fiserv with respect to the Equipment as set forth on Exhibit E - 1. Client hereby agrees to all of the terms and conditions applicable to those warranties and acknowledges that: (i) neither the Manufacturer nor Fiserv warrants that the use of the Equipment will be uninterrupted or error free; and (ii) Manufacturer's warranties, and the assignment of such warranties by Fiserv to Client, shall not impose any liability on Fiserv due to the services or assistance provided to Client by Fiserv with respect thereto.

                      Exhibit E - 1 Equipment and Prices
                      ----------------------------------

6. InformEnt Data Warehouse.  The following hardware is included in the
   ------------------------
   InformEnt Data Warehouse Solution as of the Effective Date of the Agreement.

   (a)  Production Server:  Sun Enterprise 450
        -----------------

---------------------------------------------------------------------------------------------------------------------
                                                                                                         Annual
                                                                                                  Maintenance (3 Years
                         Description                                  Quantity      Purchase             Required)
---------------------------------------------------------------------------------------------------------------------
Sun E450 Base, four CPU slots, 16 memory slots, 10 PCI I/O                  1        $10,437                 $3,936
 slots, 4 hot swap USCSI disk bays, 32x CD-ROM, 1.44 MB floppy, removable media bay, 10/100 Ethernet, two power supplies,
 Solaris server license, no CPU, memory, or disk included.
400-MHz UltraSPARC Module with 4-Mbyte                                      2        $ 9,191                 $    0
512-Gbyte Memory Expansion (2x256)                                          4        $ 9,568                 $    0
8 bay internal expansion kit                                                2        $ 2,088                 $    0
18.2 Gbyte 10K RPM                                                         14        $19,320                 $    0
DLT7000-Based 280GB Autoloader                                              1        $10,028                 $2,172
DLT Compact IV Tapes - 10 pack                                              4        $ 2,944                 $    0
DLT Cleaning Tapes-Package of 10                                            1        $   437                 $    0
Host Bus Adapter                                                            1        $ 1,210                 $    0
Fast Ethernet, 100BaseT                                                     1        $   584                 $    0
560W Power Supply                                                           1        $ 1,044                 $    0
PGX32 Graphics Option                                                       1        $   271                 $    0
17-inch Entry Color Monitor                                                 1        $   359                 $    0
Type-6 Country Kit                                                          1        $     0                 $    0
Solstice Backup Media Kit                                                   1        $   100                 $    0
Solstice Backup Network Edition                                             1        $ 6,336                 $1,872
Autochanger Software Module 1-8 slots                                       1        $ 1,584                 $  480
Client Pak for Windows NT                                                   1        $ 1,584                 $  636
Solaris 2.6 Standard English Server Media Kit                               1        $    84                 $    0
Veritas Volume Manager license for Solaris SPARC; license for               1        $ 2,636                 $    0
 workgroup servers; RTU only.
Veritas Volume Manager 3.0.3 Base Package CD-ROM (Media & Docs)             1        $   150                 $    0
---------------------------------------------------------------------------------------------------------------------
                                                                                     $79,955                 $9,096
---------------------------------------------------------------------------------------------------------------------

(b) Delivery Server (2)- Dell PowerEdge 2400 - WEB-based dissemination of data and automated scheduling.

---------------------------------------------------------------------------------------------------------------------

                                 Description                                         Quantity         Purchase
---------------------------------------------------------------------------------------------------------------------
PowerEdge 2400, Pentium II, 400 MHz (Single Processor), 512K Cache, Tower                 1             $ 8,635
 Syle

192MB RAM, 2 DIMMS                                                                        1             $     0
1x6 Hot Pluggable BackPlane                                                               1             $     0
PERC 32K RAID 5 Hard Drive Configuration                                                  1             $     0
9GB Ultra-2 LVD SCSI 10,000 RPM Hard Drive                                                3             $     0
3COM 3C905 10/100 Ethernet, PCI Adapter, TP                                               1             $     0
Microsoft Windows NT Server 4.0                                                           1             $     0
Windows SpaceSaver Keyboard                                                               1             $     0
Phillips Magnavox 800F, (15.0" / 13.9" Viewable Monitor)                                  1             $     0

Logitech Mouse                                                                            1             $     0
14/32X SCSI CD-ROM                                                                        1             $     0
1.44MB Diskette Drive                                                                     1             $     0
3 Year Next Business Day On-Site Service                                                  1             $     0
SMART-UPS 700VA Net Bundle                                                                1             $     0
Oracle Net8 Client 8.0.4                                                                  1             $     0
Norton pcANYWHERE 32 v 8.0 for Windows NT                                                 1             $   111
---------------------------------------------------------------------------------------------------------------------
Subtotal                                                                                                $ 8,746
---------------------------------------------------------------------------------------------------------------------
Quantity                                                                                                      2
---------------------------------------------------------------------------------------------------------------------
Total                                                                                                   $17,492
---------------------------------------------------------------------------------------------------------------------

(c) Analysis Server - Dell PowerEdge 2400 - provides the automation of financial reporting and what-if financial analysis daily at the transaction level on line.

---------------------------------------------------------------------------------------------------------------------
                                 Description                                              Quantity       Purchase
---------------------------------------------------------------------------------------------------------------------
PowerEdge 2400, Pentium II, 400 MHz (Single Processor), 512K Cache, Tower                     1           $8,635
 Syle

192MB RAM, 2 DIMMS                                                                            1           $    0
1x6 Hot Pluggable BackPlane                                                                   1           $    0
PERC 32K RAID 5 Hard Drive Configuration                                                      1           $    0
9GB Ultra-2 LVD SCSI 10,000 RPM Hard Drive                                                    3           $    0
3COM 3C905 10/100 Ethernet, PCI Adapter, TP                                                   1           $    0
Microsoft Windows NT Server 4.0                                                               1           $    0
Windows SpaceSaver Keyboard                                                                   1           $    0
Phillips Magnavox 800F, (15.0" / 13.9" Viewable Monitor)                                      1           $    0
Logitech Mouse                                                                                1           $    0
14/32X SCSI CD-ROM                                                                            1           $    0
1.44MB Diskette Drive                                                                         1           $    0
3 Year Next Business Day On-Site Service                                                      1           $    0
SMART-UPS 700VA Net Bundle                                                                    1           $    0
Oracle Net8 Client 8.0.4                                                                      1           $    0
Norton pcANYWHERE 32 v 8.0 for Windows NT                                                     1           $  111
Hunmmingbird/Maestro V6.01 (Connect NFS) Server                                               1           $  441
MKS Toolkit For WIN-32, NT.                                                                   1           $  306
---------------------------------------------------------------------------------------------------------------------
Total                                                                                                     $9,493
---------------------------------------------------------------------------------------------------------------------

               Exhibit F Software License and Service Agreement
               ------------------------------------------------

This is a License Agreement between Fiserv and Client. Fiserv and Client agree that the terms and conditions set out in this License Agreement will apply to any Fiserv Licensed Program(s) materials offered hereunder. Each license agreement subject to the terms of this Agreement shall be separately labeled as Exhibit F-n attached hereto. By using the software described on each such Exhibit F-n, Client agrees to the terms and conditions contained in the license agreement.


1.   Definition of Terms.

     (a) `Computer System' means the Hardware and manufacturer-supplied software identified in the Attachments hereto.

     (b) `Delivery Date' means the date the software is first installed and configured properly, per the technical user documentation, in a designated location by either a Fiserv or Client representative.

     (c) Documentation' means the documentation related to the Software specified on the Attachments hereto.

     (d) `Effective Date' means the date this License and Service Agreement commences.

     (e) `Enhancements' means modifications made to the Software that add program features or functions not originally within the Software as of the date of installation and that are provided upon payment of additional License Fees. Fiserv reserves the right, in its reasonable discretion, to determine which changes are upgrades or separately priced enhancements.

     (f) `Hardware' means the computer equipment identified on the Attachments hereto or in Exhibit E.

     (g) `Licensed Program(s)' means licensed data processing program(s) consisting of a series of instructions or statements in machine-readable form, and any related licensed materials such as, but not limited to, system documentation, flow charts, logic diagrams, listings and operating instructions provided for use in connection with the Licensed Program(s).

     (h)  `Location' means any single location defined by United National Bank.

     (i) `Maintenance Fee' means the annual fee specified in the Attachments hereto.

     (j) `Main tenance Services' means maintenance services described in the Attachments hereto. Maintenance Services are available only with respect to the current release of the Software.

     (k) `Non-conformity' means a failure of the Software to perform in substantial accordance functions described in Fiserv's documentation.

     (l) `Operational Support' means optional Fiserv services available, at Client request, to support Client's operation of the Software System. Operational Support shall only be available to Clients receiving Maintenance Services.

     (m) `Professional Service Fees' means fees specified in the Attachments hereto or Exhibit A for professional services provided by Fiserv.

     (n) `Software' means the standard, unmodified computer programs in object code, unless otherwise specified on the Attachments hereto, together with one set of Fiserv standard documentation. Software does not include separate, independent, and stand-alone modules or subsystems that Client has developed and maintained without Fiserv's assistance.

     (o)  `Software System' means the Software and Third Party Software.

     (p) `Third Party' means any party other than Fiserv, Client, and their respective employees, agents, and subcontractors.

     (q) `Third Party Software' means software provided by Fiserv that is owned or licensed by Third Parties as identified on the Attachments hereto.

     (r) `Total License Fee' means the total sum specified in the Attachments hereto for the Software System. Any fees for modifications, enhancements, upgrades, or additions to the Software are excluded from this License and Service Agreement unless otherwise specified.

     (s) `Upgrades' means changes made to maintain compatibility with new system software releases or to improve previously existing features and operations within the Software. This primarily includes program fixes to the Software.

     (t) `Use' means copying or loading any portion of the Software System from storage units or media into any equipment for the processing of data by the Software System, or the operation of any procedure or machine instruction utilizing any portion of either the computer program or instructional material supplied with the Software System at the Location. Use is limited to type of operations described in Fiserv documentation solely to process Client's own work. Use specifically excludes any service bureau or time-share services to Third Parties without prior written consent by Fiserv and payment by Client of additional fees in accordance with mutually agreed terms.

2.   License.
     -------

     (a) Fiserv agrees to furnish the Software System to Client and does hereby grant to Client a personal, non-exclusive, nontransferable License to Use the Software System at the Location on the designated Computer System for the Initial Term and any extended terms of this Agreement.

     (b) Client may change the Location in the event Client transfers its data processing department to a new location within the same country. Client will provide Fiserv with sixty (60) days advance notice of any proposed transfer of operations. Assistance by Fiserv related to the transfer shall be chargeable at Fiserv's then current professional service rates. Client shall reimburse Fiserv for any travel and living expenses associated with such assistance by Fiserv related to such transfer.

     (c) Fiserv prohibits the copying of any portions of the Software System except that Client may copy reasonable quantities of any standard end user documentation; and may copy machine language code, in whole or in part, in reasonable quantities, in printed or electronic form, for use by Client at the Location for archive, back-up, or emergency restart purposes, or to replace copy made on defective media. The original, and any copies of the Software, or any part thereof, shall be the property of Fiserv.

     (d) Client shall maintain any such copies and the original at the Location and one Client archive site in the same country and one disaster recovery site, if applicable. Client may transport or transmit a copy of the Software System from the Location or the Archive Site to another location in the same country as the Location for back-up use when required by Computer System malfunction, provided that the copy or original is destroyed or returned to the Location or Archive Site when the malfunction is corrected. Client shall reproduce and include Fiserv's copyright and other proprietary notices on all copies, in whole or in part, in any form, of the Software System made as specified herein.

     (e) Client shall not decompile, disassemble, or otherwise reverse engineer the Software System.

     (f) Third Party Software is provided to Client under the following supplemental terms:

          (i) Use of Third Party Software shall be restricted to use as part of the Software System.

          (ii) Fiserv and Third Party Software owners shall not be liable for any damages, whether direct, indirect, incidental, or consequential arising from the use of the Third Party Software.

          (iii) Publication of benchmark tests of Third Party Software is permitted only in a writing signed by an authorized officer of Fiserv and the Third Party Software owner.

          (iv) Third Party Software owners are hereby designated as third party beneficiaries of this License and Service Agreement as it relates to their software.

          (v) Third Party Software is not specifically developed, or licensed for use in any nuclear, aviation, mass transit, or medical application or in any inherently dangerous applications. Third Party Software owners and Fiserv shall not be liable for any claims or damages arising from such use if Client uses the Software System for such applications.

     (g) Client shall obtain and maintain at its own expense such data processing and communications equipment and supplies as may be necessary or appropriate to facilitate the proper use of the Software System. Any equipment obtained through Fiserv under this Agreement shall be obtained in accordance with Exhibit E.

3.   Support.  Fiserv agrees it is obligated to maintain support.
     -------

4.   Use of and Rights to Fiserv's Work Product.  All information, reports,
     ------------------------------------------
     studies, object or source code, flow charts, diagrams, and other tangible or intangible material of any nature whatsoever produced by or as a result of any of the services performed hereunder by Fiserv or jointly with Client, shall be the sole and exclusive property of Fiserv or its corporate parent. Client shall be entitled to Use all such work product produced by Fiserv in accordance with the terms and conditions of this License and

     Service Agreement. Notwithstanding the foregoing, in no event shall Fiserv be deemed to own any Client Confidential Information or other data relating to Client or its customers.

5.   Delivery and Acceptance.  Fiserv agrees to deliver the Software System and
     -----------------------
     Hardware to the Location indicated by Client. The Software System and Hardware shall be deemed accepted by Client once Fiserv has provided certification by the manufacturer or Fiserv of the Computer System's operability and Client has agreed to such acceptance, which will not be unreasonably withheld.

6.   Payment.
     -------

     (a) The license and support services charges applicable to each Licensed Program are specified in the Attachments.

     (b) Client is licensed to operate the Licensed Program(s) for the number of workstations shown on the Attachments. If Client adds workstations, the parties will complete an additional Attachment to reflect the upgraded license and support services charges.

     (c) Client agrees to pay the reasonable travel and living expenses of any employees of Fiserv and its contractors who render services at either the Location or any other Client site in connection with the activities described in this Exhibit. All expenses shall be itemized on invoices submitted by Fiserv.

7.   Rescheduling.  If Client is unable to provide access to required facilities
     ------------
     or personnel or is unable to meet its tasks assigned to it in a timely manner, Fiserv will try to reschedule tasks to minimize the non-productive time arising. All such non-productive time is chargeable to Client. If such non-productive time is expected to be significant, Fiserv will try to reassign its personnel to other suitable work. In such event, Client will not be charged for the time personnel were reassigned. If Client provides thirty (30) days written notice of its intent to reschedule tasks, Client shall not be billed a fee for non-productive time.

8.   Warranties.  Fiserv warrants that the Software will perform in accordance
     ----------
     with its functional specifications when operated in the specified operating environment as described in the Documentation. Fiserv will provide replacements or corrections to the Software that does not so perform where such failure is material, provided Fiserv is notified in writing. This warranty shall not apply if the problem is caused by unauthorized modification to the Software System, use of the Software System in combination with non-Fiserv provided software, or by incorrect Use. Client acknowledges that the Software System is designed to operate on the Computer System and that the warranties given by Fiserv are conditional upon the procurement and maintenance by Client of the Computer System in accordance with the then current specified configuration. Fiserv agrees to pass through any warranties to Third Party Software and/or hardware to Client.

     THE WARRANTIES STATED ABOVE ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY FISERV. FISERV DOES NOT MAKE, AND CLIENT HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTIES ARE IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF FISERV FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE, OR PERFORMANCE OF THE SOFTWARE SYSTEM.

9.   Indemnity.
     ---------

     (a) If, as a result of any claim or action alleging Use of the Software infringes a patent, copyright, or other proprietary right of a third party enforceable in the Location, Fiserv or Client is permanently enjoined from using the Software by a final, non-appealable decree, Fiserv, at its sole option and expense, may (i) procure for Client the right to continue to use the Software or (ii) provide a replacement or modification for the Software so as to settle such claim. If modification of the Software is not reasonably practical in Fiserv's sole opinion, Fiserv shall discontinue and terminate this License upon written notice to Client and shall refund to Client all license fees paid to Fiserv under this Agreement. In making this determination, Fiserv will give due consideration to all factors, including financial expense and will use its best efforts to procure for the Client the right to continue to use the software.

     (b) Fiserv shall have no liability for any claim based upon (i) use of any part of the Software System in combination with materials or software not provided by Fiserv; or (ii) modifications made by Client or any Third Party.

10.  Title.
     ------

     (a) Nothing in this License and Service Agreement shall convey to Client any title to or any rights in the Software System, including but not limited to all proprietary rights or ownership of any modifications. Client's sole right in relation to the

          Software System or any modification is Use of the same in accordance with the terms and conditions of this License and Service Agreement.

     (b) The Software System and all modifications, enhancements, or upgrades made thereto, and all patents, copyrights, or other proprietary rights related to each of the above are the sole and exclusive property of Fiserv or its suppliers, whether made by Fiserv, Client, or any of their employees or agents. Client shall execute documents reasonably required by Fiserv to perfect such rights.

11.  Non-Disclosure.
     --------------

     (a) Client shall permit Fiserv's authorized representatives at all reasonable times during Client's normal hours of operation to audit Client's Use at the Location to determine that the provisions of this Exhibit are being faithfully performed. For that purpose, Fiserv shall be entitled to enter into any of Client's premises and Client hereby irrevocably grants authority to Fiserv and authorized representative to enter such premises for such purpose. Any such audit shall be conducted in such a manner as to minimize the disruption to Client's business and/or the Use of the Software System.

     (b) Client shall promptly notify Fiserv if it becomes aware of any breach of confidence relating to the Software System or other Fiserv proprietary information and give Fiserv all reasonable assistance in connection with Fiserv's investigation of same.

12.  Termination.  Upon an event of default as defined in Section 13 below, the
     -----------
     non-defaulting party may terminate this Licensing Agreement. Upon termination, Client shall deliver the Licensed Program(s) and all related materials at Client's expense, to a location designated by Fiserv. Client shall certify to Fiserv in writing that the Licensed Program(s) is not in use and after termination, Fiserv shall have no further obligation to the Client.

13.  Default. Client agrees that, upon the occurrence of any actual or
     -------
     threatened breach by Client of the restrictions upon the use, sale, transfer, or disclosure of the Licensed Program(s), Fiserv will suffer irreparable harm, that monetary damages alone shall not be a sufficient remedy, and that Fiserv shall be entitled to injunctive or other equitable relief as may be deemed proper or necessary by a court of competent jurisdiction, in addition to Fiserv's other rights herein.

                    Exhibit F-1 InformEnt(R) Data Warehouse
                    ---------------------------------------

The terms and conditions contained hereunder in Exhibit F-1 apply specifically to the InformEnt Data Warehouse.

1.   Term.

     (a)  License Term.  The term of the License grant shall begin on the
          ------------
          Effective Date and shall continue co-terminous with the Agreement.

     (b)  Maintenance Term.  The term for Maintenance Services shall begin upon
          ----------------
          the Effective Date and shall continue co-terminous with the Agreement. Maintenance Services shall be automatically renewed at Fiserv's then current rates unless Client provides ninety (90) days prior written notice.

2.   Payment.
     -------

     (a)  Payment Terms.  The Total License Fee shall be invoiced upon
          -------------
          execution of this Agreement in accordance with the terms and conditions specified in Schedule 2. The Maintenance Fee shall be invoiced thirty (30) days in advance of each Maintenance Fee period. Professional Service Fees shall be invoiced upon execution of this License and Service Agreement in accordance with the terms and conditions specified in Schedule 2. Operational Support fees shall be invoiced on a monthly basis when such support begins.

     (b)  Fee Adjustments.  Except as specifically provided in this Agreement,
          ---------------
          Fiserv may adjust any rates or fees herein no more frequently than once each calendar year.

3.   Performance.
     -----------

     (a)  Access.  Client shall give Fiserv full access to the Location, the
          ------
          Software System, and the Computer System to enable Fiserv to provide Services and shall make available information, facilities, and services reasonably required by Fiserv for the performance of its obligations under this Exhibit.

     (b)  Problem Identification.  Work in determining the nature of any
          ----------------------
          problem or in making corrections, amendments, or additions to the Software System may be carried out at Fiserv's site or at the Client Location at the discretion of Fiserv.

     (c)  Maintenance.  Client agrees to maintain the Computer System, Software
          -----------
          System, and Third Party Software in accordance with Fiserv's then current specified minimum configuration during the term of this Agreement, or contract with Fiserv to so provide.

4.   Professional Services Terms.
     ---------------------------

     (a)  Professional Services Rates.  Fiserv agrees to provide Client with
          ---------------------------
          access to Fiserv's professional personnel at the rates identified in the Professional Services Fee table in Schedule 2 and in accordance with the terms and conditions set forth herein.

     (b)  Business Requirements List.  Client shall provide Fiserv with all
          --------------------------
          necessary information concerning Client's requirements. Fiserv shall review and suggest revisions to such Business Requirements List on a timely basis. The parties shall mutually agree in writing the final Business Requirements List for any such project.

     (c)  Functional Specifications.  Any modifications to the Software or other
          -------------------------
          professional service deliverables shall be based on specifications created by Fiserv and approved by Client as provided below:

          (i) Fiserv shall develop Functional Specifications based on the Business Requirements List for Client's written approval. Fiserv shall not be obligated to perform any further development work until the Functional Specifications are approved in writing by Client, which approval shall not be unreasonably withheld or unduly delayed.

          (ii) Modifications, changes, enhancements, conversions, upgrades, or additions to the agreed upon work shall be added only upon mutual written agreement. In the event the parties agree to add any such items, the Functional Specifications and applicable Project Plan shall automatically be modified to the extent necessary to allow for the implementation or provision of the items.

     (d)  Project Plan.  Fiserv shall develop a Project Plan for each
          ------------
          modification to the Software or other professional service deliverables based on the Functional Specifications. Each such Project Plan shall contain a listing of the nature and timing of tasks for the project, some of which are to be performed by Fiserv and some by Client. Modifications and changes to the Project Plan shall be only by mutual written agreement of the parties.

     (e)  Acceptance.  The Software modifications shall be deemed accepted by
          ----------
          Client by the live operation and use of the modified Software in Client's business for a period of thirty (30) days. Client agrees promptly to notify Fiserv in writing (and with reasonable particularity) upon conclusion of the acceptance test or earlier upon discovery of any specification Non-conformities disclosed by such testing or use. Fiserv shall correct any specification Non-conformities disclosed by such testing without further charge to Client.

     (f)  Operational Support. Fiserv will provide Operational Support at the
          -------------------
          rates specified in Schedule 2. Operational Support may include the following services:

          (i)    Server System Administration

          (ii)   Database Administration

          (iii)  InformEnt Administration

          Client may discontinue Operational Support after six (6) months of services upon ninety (90) days prior written notice.

5.   Maintenance Services Terms.
     --------------------------

     (a)  Maintenance Services.  Fiserv will provide the following maintenance
          --------------------
          services to Client:

          (i) Up to 20 hours per month for telephone support during normal business hours for reasonable operator support. For telephone support over 20 hours per month or not during normal business hours, Client will be charged Fiserv's then standard Professional Service Fees.

          (ii) On-site support, when requested by Client, will be provided at Fiserv's then standard Professional Service Fees.

          (iii) Software program fixes to correct Software Non-conformities for the current release will be provided within a reasonable period of time upon notice by Client. Client agrees to provide Fiserv with reasonable assistance and information in connection therewith.

          (iv) Software updates will be provided to Client. Upon Client request, Fiserv will install such updates at Fiserv's then standard Professional Service Fees.

          (v) Training for updates may be offered to Client at Fiserv's standard Professional Service Fees. If such training is conducted at the Location or other Client site, Client agrees to reimburse Fiserv for its reasonable travel and out-of-pocket expenses.

     (b)  Diagnostic Software.  Fiserv may utilize remote diagnostic software
          -------------------
          and dial-up telephone lines in providing these services. Client shall cooperate and assist Fiserv to expedite resolution of all Non-conformities.

     (c)  Non-conformities.  Should Fiserv's review of the Non-conformity
          ----------------
          indicate, in Fiserv's reasonable opinion, that the reported problem is not a defect in the Software but is due to other problems including, but not limited to, input not in accordance with specifications, Client's abuse or misuse of the Software System, by a modification or addition to the Software System not performed by Fiserv, or by Client's failure to properly maintain the Computer System or to install the required system software release as instructed by Fiserv, then:

          (i) Client agrees to reimburse Fiserv for the related costs of work performed by Fiserv in investigating the problem at Fiserv's then standard Professional Service Fees, and

          (ii) Fiserv, at Client's request, shall advise Client whether Fiserv can correct or assist in resolving such problem, and the terms under which Fiserv shall undertake the same. Upon written acceptance by Client, Fiserv shall correct or assist in resolving the problem in accordance with such terms.

     (d)  Maintenance Fees.  Maintenance Fees shall be subject to annual
          ----------------
          increases no greater than 10% and shall also be subject to increase following delivery of Enhancements, new versions of, or modifications or additions to the Software System, and changes in the Computer System.

     (e)  Network-related Problems.  Network-related problems are not covered
          ------------------------
          under Fiserv's Maintenance Service. In the event Fiserv does provide such service, Client agrees to pay Fiserv's then standard Professional Service Fees.

     (f)  Other Maintenance Services.  Maintenance services in addition to those
          --------------------------
          specified in this Section may be made available at Fiserv's then standard Professional Service Fees on a mutually agreed schedule.

                Schedule 1:  Software System and Documentation
                ----------------------------------------------

1. Software.

     Financial Services Model
     KnowledgeShare
     PowerShare
     Process Manager Scheduler Bundle - includes:
       Process Manager Output Scheduler
       Process Manager Web Scheduler
     Business Applications:
       Financial Management
       Product Management
       Market Management

2. Documentation.
   -------------

     InformEnt User Manuals and Windows Help files.


3. Location.
   --------

     Any single location defined by United National Bank

4. Third Party Software.
   --------------------

     Hyperion - Essbase Multidimensional Run-time Package/1/ - includes:
     1 Essbase Server - per server
     1 Essbase Ports - per Concurrent Port
     1 SQL Interface - per server
     1 Essbase Spreadsheet Toolkit - per server

     Oracle - Standard Edition, Per Named User Single Server


____________________
/1/ 'Run-time" means Use of applicable products is strictly limited to InformEnt related usage. Additionally, Client's right to Use the Application Manager tool within the Essbase Server software is limited to building and executing report scripts and modifying and/or maintaining InformEnt-developed application outlines; Client may not build any Essbase
                                                ---
     applications or databases themselves and must contract Fiserv to do so for them.

                         Schedule 2:  Fees and Charges
                         -----------------------------


    1. InformEnt Standard Offering Fee Summary
       ---------------------------------------

    Client Software:

------------------------------------------------------------------------------------------------------------------------
  InformEnt Client Module         User Type            License Type          Quantity      One-Time Fee      Annual Fee
------------------------------------------------------------------------------------------------------------------------
PowerShare                          Admin             Per Client Seat              2          $ 5,550          $1,000
PowerShare                         Steward            Per Client Seat              3          $ 2,085          $  375
KnowledgeShare                      Author            Per Client Seat              5          $ 3,475          $  625
KnowledgeShare                     Analyzer           Per Client Seat             10          $ 3,500          $  630
KnowledgeShare                      Viewer            Per Client Seat             20          $   700          $  120
------------------------------------------------------------------------------------------------------------------------
Total                                                                             40          $15,310          $2,750
------------------------------------------------------------------------------------------------------------------------

    Server Software:

------------------------------------------------------------------------------------------------------------------------
 InformEnt Server Module         User Type              License Type          Quantity      One-Time Fee     Annual Fee
------------------------------------------------------------------------------------------------------------------------
Financial Services Model            Base                Per WP Server             1           $300,000       $54,000
Process Manager                Base & Browser            Per Server               1           $ 22,050       $ 3,969
 Scheduler Bundle                Scheduler
--------------------------------------------------------------------------------------------------------------------------
Total                                                                             2           $322,050       $57,969
--------------------------------------------------------------------------------------------------------------------------

    Business Applications:

--------------------------------------------------------------------------------------------------------------------------
InformEnt Business              Prerequisite            License Type          Quantity        Extended        Extended
 Application                                                                                  License       Annual Maint.
--------------------------------------------------------------------------------------------------------------------------
Financial Management          KnowledgeShare,        Per InformEnt Site            1        $ 30,000          $ 5,400
                                  Essbase
--------------------------------------------------------------------------------------------------------------------------
Total                                                                              1        $ 30,000          $ 5,400
--------------------------------------------------------------------------------------------------------------------------

    2. Third Party Software Fees.  Payment terms for the Third Party Software
       -------------------------
       license and first year maintenance fees are 100% on Effective Date. Any increase in license and/or maintenance fees for any third party software may result in an increase to the Client as they are incurred by Fiserv.

-----------------------------------------------------------------------------------------------------------------------------------
  Third Party Software Module              License Type           Quantity  Unit License     Extended     Unit Annual    Extended
                                                                                              License       Maint.     Annual Maint.
-----------------------------------------------------------------------------------------------------------------------------------
Hyperion Software
Essbase Run-time Package                5 Run-Time Concurrent          1        $9,000        $ 9,000         $1,620       $1,620
                                                Ports
Oracle Software
Oracle Standard Edition                   App. Specific, Per          11        $  120        $ 1,320         $   23       $  253
                                          Named User Single
                                                Server
-----------------------------------------------------------------------------------------------------------------------------------
Total Third-Party Software                                                                    $10,320                      $1,873
-----------------------------------------------------------------------------------------------------------------------------------

3.  Professional Services Fees.
    --------------------------

    (a)  Implementation.  Approximately 797 hours are estimated for the initial
         --------------
         implementation of InformEnt. Based on the resource hourly rates listed below, the estimated Implementation fee is $137,820. Actual implementation hours, plus travel and living expenses, will be invoiced to Client on a monthly basis as incurred.

---------------------------------------------------------------------------------------------------------------------------------
          Phase               Project      Information     Database        Server       Consultant/     Database/    Total Fiserv
                              Manager        Analyst        Admin.         Admin/        Model Mgr       Extract
                                                                         Integrator                    Programmer
---------------------------------------------------------------------------------------------------------------------------------
Project Administration                80              0             20             40             20             10           170
Project Initiation                    10              0              0              0             12              0            22
Planning                              30              0              5              0             12              7            54
Platform                              30              0              5             50              0              0            85
Data Integration                      10             40             56              0             16              0           122
EnterMart Value                       24              0              0              0             40              0            64
Education                              5              0              0              0             72              0            77
System Validation                      8             40             30             15              0             35           128
Production Turnover                   20              0             20             20              0             15            75
---------------------------------------------------------------------------------------------------------------------------------
Total                                217             80            136            125            172             67           797
Resource Hourly Rate             $   170        $   150        $   180        $   160        $   200        $   150
---------------------------------------------------------------------------------------------------------------------------------
Total Fiserv Fee                 $36,890        $12,000        $24,480        $20,000        $34,400        $10,050      $137,820
---------------------------------------------------------------------------------------------------------------------------------


    (b)  Other Professional Services.  The following tables represent Fiserv's
         ---------------------------
         Professional Services Fees in hourly increments for professional services available to Client.

----------------------------------------------------------------------------------------------------------------
        Resource                                     Responsibility                                Hourly Fee
----------------------------------------------------------------------------------------------------------------
Consultant/Model Manager  Information analysis, database development, Knowledge Object                  $200
                          creation, solution and application implementation and training.
Database Administrator/   Table creation and loading, metadata maintenance, installation of             $180
Systems Programmer        new releases, database tuning and support, testing and training.
Project Manager           Management of professional services projects and training.                    $170
Server Administrator/     InformEnt server administration including disk and memory                     $160
Integrator                management, performance monitoring, security, operating system parameters, network and hardware design/integration, system certification and training.
Database/Extract          Information/data design and analysis, creation of mapping rules,              $150
Programmer                writing and execution of scripts, testing and training.
Data Analyst              Data discovery, analysis and modeling, database development, data             $150
                          mapping, defining and documenting database and usage requirements, validation, testing and training.
System Administration     Hardware and System Software Analysis                                         $125
Operational Support       Dedicated daily support of InformEnt                                          $ 65
Help Desk                 Telephone support over 20 hours per month                                     $ 65
----------------------------------------------------------------------------------------------------------------

Client may request professional services for short term projects or for long term monthly and annual commitments based on sixty (60) days advance notice. A minimum of 2 hours per occurrence will apply.

The rates quoted in the table will be valid for three months from the Effective Date. Thereafter, the rates will be subject to change by Fiserv on one-month's notice.

4. Operational Support.
   -------------------

   (a)  Operational Support.  The following routine Operational Support services
        -------------------
        are included as part of Client's Fixed Monthly Fee. Fees for additional services shall be invoiced on a monthly basis at the Hourly Rates listed in Section 3b.

--------------------------------------------------------------------------------------------------------------------
                                          Description                                                Fiserv
                                                                                                  Monthly Hrs.
--------------------------------------------------------------------------------------------------------------------
Job Flow Management & Monitoring (Load Production Support)                                                 25.0
Perform:
Daily Process Manager schedule maintenance
File collection management from collection source(s)
Emergency/unscheduled change management
Daily performance analysis and reporting
Issue, action, and escalation management
Financial Services model release management for production level changes and additions to the model
Schedule modifications during model release implementation
Evaluation, implementation, and tuning of multi-loader processing
Analysis and trouble shooting of excessive load times that affect general availability of the solution
Change Control                                                                                              0.5
Management & documentation of production schedule changes
Monitor Space Allocation                                                                                    6.0
Monitor:
Month end processing disk demands
Trend processing disk demands
Process Manager schedule item failures, which indicate a need for Oracle file system modifications
Review Database Audit Trail                                                                                 0.7
Review table data integrity
Monitor fluctuation in table sizes during daily, weekly, and monthly loads
System Backup                                                                                               1.3
Manage changes in backup schedules on demand
Hardware Maintenance Coordination Dispatch                                                                  0.7
Leverage third party support & maintenance agreements for operating systems, tape drives, &
 software on the server.  Coordinate service dispatch as needed
Security Administration                                                                                     1.3
Administer user ids & passwords for server operating systems, when necessary.
Server Operating System Support                                                                             3.7
Perform de-fragmentation maintenance on disk drives
Diagnose performance issues for CPU & memory utilization
System Reboot                                                                                               0.8
Perform weekly warehouse server reboots & periodic reboots for other servers as needed
--------------------------------------------------------------------------------------------------------------------
Total Hours                                                                                                40.0
Resource Hourly Rate                                                                                    $    65
--------------------------------------------------------------------------------------------------------------------
Fiserv Monthly Fee                                                                                      $ 2,600
--------------------------------------------------------------------------------------------------------------------
Total Fiserv Annual Fee                                                                                 $31,200
--------------------------------------------------------------------------------------------------------------------

(b) Data Collection: The daily data download fee is estimated at $4,961 per month at the rate of $0.80 per megabyte of host data, utilizing total account volumes as illustrated below.

------------------------------------------------------------------------------------------------------------------------------------
              Application            Account Volume    Daily Collect.    Daily File (MB)  Month-End File (MB)    Total Mos. Data
                                                         Frequency                                                    (MB)
------------------------------------------------------------------------------------------------------------------------------------
Central Reference File (CIF)                430,142                   1     220.4219665          690.0165907          910.4385572
Commercial Loans                               8546                  21      0.73119576           2.28896064           17.6440716
Demand Deposits                             239,149                  21     166.4979253          521.2108966          4017.667328
General Ledger                                16990                  21       6.6509054           20.8202256           160.489239
Retail Loans                                 66,897                  21     29.26476162          91.61142768          706.1714217
Time Deposits                                 85781                  21     16.13883734          50.52157776          389.4371619
------------------------------------------------------------------------------------------------------------------------------------
Total Host Data                                                             439.7055919          1376.469679             6,201.85
Rate Per MB Downloaded                                                                                               $       0.80
------------------------------------------------------------------------------------------------------------------------------------
Monthly Data Collection Fee                                                                                          $      4,961
------------------------------------------------------------------------------------------------------------------------------------

                      Exhibit H - Remote Banking Services
                      -----------------------------------

   The Remote Banking Services Agreement executed May 5, 2000, (Addendum #5) is incorporated into this Agreement with the intention that it shall form part of the Agreement dated September 1, 2000, as amended through the date hereof (collectively, the "Agreement").

1. Terms and Conditions.  All terms and conditions included in the above stated
   --------------------
   Addendum #5 shall remain in effect.

2. Fee Schedule.  Schedule H-1 shall provide the fee structure as of the
   ------------
   Effective Date of this Agreement.

3. Internet and E-mail Combined Access Per Seat Fee:
   ---------------------------------------------------

   (a)  0 - 350 seats = $15.00; 351 - 500 seats = $10.00; 500 - 1,000 seats =
        $5.00; over 1,000 seats will require a new negotiated fee.

              Exhibit H-1   Remote Banking Services Fee Schedule
              --------------------------------------------------

Internet Banking / Bill Payment Pricing:

------------------------------------------------------------------------------------------------------------------
                                                                                                    Initial to
         Item                         One Time Fees        Monthly Recurring Fees        Minimum     Authorize
------------------------------------------------------------------------------------------------------------------
Internet Banking Transactions
------------------------------------------------------------------------------------------------------------------
Account Processing Fee Setup             $27,500                                             $1,000
 for 1 IBS Bank                                             $  .50 per IB customer
*Retail accounts                                            $8.00 per IB customer
*Commercial DDA
------------------------------------------------------------------------------------------------------------------
Additional IBS Banks Setup Fees          $5,000/Bank
------------------------------------------------------------------------------------------------------------------
Quicken Transaction Access               $5,000 setup       Included in account processing fee
Money Transaction Access                 .QIF format
------------------------------------------------------------------------------------------------------------------
Internet Banking Transactions with Bill Payment Capabilities
*Requires one time fees for Internet Banking Transaction
*Internet Banking and Bill Pay will be linked to client's existing Web site. If none exists, Fiserv shall develop a Web site for Client upon reasonable request and quote associated fees.
*Internet access with or without e-mail is also available for Client use.
------------------------------------------------------------------------------------------------------------------
Bill Payment - Client handles            $ 7,500            $1.00 per IB or TB customer      $1,500
 backoffice                                                 $1.50 per IB and TB customer
------------------------------------------------------------------------------------------------------------------
Bill Payment - Fiserv handles
 backoffice                              $ 7,500            $3.75 per customer includes 10
Set-up Internal / TB                                        bill payments, plus $.20 for     $2,500
*ACH (Automated) Payments or                                each bill pay transaction
 direct debit/credit to account                              after 10.
*Check (Manual) Payments                 $400 per image

Digitized check signature/image
 required
------------------------------------------------------------------------------------------------------------------
Additional IBS Banks Bill                $5,000/Bank
 Payment Setup Fees
------------------------------------------------------------------------------------------------------------------
Out Of Pocket Expenses                   Billed directly to Client (e.g., postage, envelopes, checks)
------------------------------------------------------------------------------------------------------------------
On-line Merchant Database                Included in Bill   $0.02 per merchant record        $  100
                                         Payment Setup
------------------------------------------------------------------------------------------------------------------
Pre-populating Merchant Database         $   500            Per 50 merchant records
                                                            (Customer (Customer Supplied)
------------------------------------------------------------------------------------------------------------------
Bill Payment Application Telephone       $ 2,500
------------------------------------------------------------------------------------------------------------------
Demo Test Bank                           $1,000 per bank    $100
------------------------------------------------------------------------------------------------------------------
AutoOpen / AutoEnable                    $ 3,000            $0.50 per new customer
                                                            activation
------------------------------------------------------------------------------------------------------------------
24 X 7 Processing-Creation of            $5,000 per bank    $0.01 per account
stand-in files during host nightly
process cycles
------------------------------------------------------------------------------------------------------------------
Web Site Statistics                      $ 1,000            $225
------------------------------------------------------------------------------------------------------------------
Professional Services (e.g.,             $1,000 per person per day plus out of pocket expenses
Conversion, Training, Consulting)
------------------------------------------------------------------------------------------------------------------

Web statistics are not billable if Fiserv hosts client's web site.
"IB" indicates Internet Banking Access; "TB" indicates Telephone Banking Access.

The Bill Payment monthly minimum shall commence upon the effective date of Addendum #5.


                Addendum #5 - 3 - Remote Banking System Reports
                -----------------------------------------------

           ----------------------------------------------------------------------------------------------
               Report No.                                      Report Name
           ----------------------------------------------------------------------------------------------
           Telephone Banking (Host-Based) Reports
           ----------------------------------------------------------------------------------------------
           TB320-01                        Merchant Payment History Report
           ----------------------------------------------------------------------------------------------
           TB320-01                        Valid Transfer Report
           ----------------------------------------------------------------------------------------------
           TB335-02                        Settlement Totals Report
           ----------------------------------------------------------------------------------------------
           TB500-05                        Customer Transaction History Report
           ----------------------------------------------------------------------------------------------
           TB700-06                        Merchant Directory Report
           ----------------------------------------------------------------------------------------------
           TB720-08                        Merchant Profile Report
           ----------------------------------------------------------------------------------------------
           TB310-13                        Transfer/Bill Payment Directory
           ----------------------------------------------------------------------------------------------
           TB320-14                        Merchant Payment Checks
           ----------------------------------------------------------------------------------------------
           TB320-15                        Check Register Report/Add'l Check Pages
           ----------------------------------------------------------------------------------------------
           TB320-16                        Merchant Notice of Deposit/Notice of Transit to ACH
           ----------------------------------------------------------------------------------------------
           TB320-17                        Payment/Transfer Exception Report
           ----------------------------------------------------------------------------------------------
           TB350-20                        Merchant Verification Form Report
           ----------------------------------------------------------------------------------------------
           TB410-21                        Customer Usage Report
           ----------------------------------------------------------------------------------------------
           TB600-26                        Annual Payment Summary Report
           ----------------------------------------------------------------------------------------------
           TB600-27                        Annual Summary Exception Report
           ----------------------------------------------------------------------------------------------
           TB310-30                        NSF Notices Report
           ----------------------------------------------------------------------------------------------
           TB310-31                        Merchant Verification Exception Report
           ----------------------------------------------------------------------------------------------
           TB750-36                        Active/Inactive Report
           ----------------------------------------------------------------------------------------------
           TB250-39                        Customer Batch Update Report
           ----------------------------------------------------------------------------------------------
           TB250-40                        Customer Batch Update Exception Report
           ----------------------------------------------------------------------------------------------
           TB255-41                        Merchant Batch Update Report
           ----------------------------------------------------------------------------------------------
           TB255-42                        Merchant Batch Update Exception Report
           ----------------------------------------------------------------------------------------------
           TB265-43                        Return Item Report
           ----------------------------------------------------------------------------------------------
           TB400-09                        Purged Accounts Report
           ----------------------------------------------------------------------------------------------
           TB430-19                        Branch Customer Report
           ----------------------------------------------------------------------------------------------
           TB720-48                        Purged Merchant Report
           ----------------------------------------------------------------------------------------------
           TB725-46                        Purged Merchant History Report
           ----------------------------------------------------------------------------------------------
           TB565-49                        Electronic Banking Statistics
           ----------------------------------------------------------------------------------------------
           Internet Banking (Browser-Based) Reports
           ----------------------------------------------------------------------------------------------
           n/a                             Webtrend Reports
           ----------------------------------------------------------------------------------------------

                        Exhibit I - Additional Services
                        -------------------------------


The BankLink Addendum executed July 27,2000 (Addendum #4), is incorporated into this agreement with the intention that it shall form part of the Agreement dated September 1, 2000, as amended through the date hereof (collectively, the "Agreement").

1.  Terms and Conditions:   All terms and conditions included in the above
    --------------------
stated Addendum #4 shall remain in effect.